UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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EMC Corporation

Notice of 2016 Annual Meeting of Shareholders and Proxy Statement

May 12, 2016
Hopkinton, Massachusetts

April 1, 2016

Dear Shareholder:

We cordially invite you to attend our 2016 Annual Meeting of Shareholders, which will be held on Thursday, May 12, 2016, at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts.

At the meeting you will vote on a number of important matters. You should carefully read the attached Proxy Statement which contains detailed information about each proposal.

If you plan to join us at the meeting, please register at www.emc.com/annualmeeting2016.

Very truly yours,

JOSEPH M. TUCCI
Chairman and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

April 1, 2016

To the Shareholders:
The Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, will be held at EMC’s facility at 176 South Street, Hopkinton, Massachusetts, on Thursday, May 12, 2016, at 10:00 a.m., E.D.T., for the following purposes:

1.	Election of the nine director nominees listed in the attached Proxy Statement to the Board of Directors.

2.
Ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2016, as described in the attached Proxy Statement.

3.	Advisory approval of our executive compensation, as described in the attached Proxy Statement.
In addition, we will consider any and all other business that may properly come before the meeting or any adjournments or postponements of the meeting.
All shareholders of record at the close of business on March 14, 2016 are entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting. We are making these proxy materials available to you on or about April 1, 2016 on the Internet or by delivering printed versions of these materials to you by mail.
Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. We encourage you to vote by Internet. It is convenient for you and saves us significant postage and processing costs. If you previously elected to access the 2016 Proxy Statement and Annual Report on Form 10-K for 2015 electronically, you must vote your proxy over the Internet. Otherwise, you may vote your shares via a toll-free telephone number or over the Internet. Additionally, if you received a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the 2016 Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 79 of the attached Proxy Statement.
EMC’s Annual Report on Form 10-K for 2015 accompanies this Notice.
By order of the Board of Directors
PAUL T. DACIER
Executive Vice President,
General Counsel and Assistant Secretary
April 1, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 12, 2016: The Annual Report on Form 10-K for 2015 and 2016 Proxy Statement are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT
Whether or not you plan to attend the meeting, please vote as soon as possible. Under New York Stock Exchange rules, your broker will NOT be able to vote your shares on proposals 1 or 3 unless they receive specific instructions from you.  We strongly encourage you to vote.

We encourage you to vote by Internet.  It is convenient for you and saves us significant postage and processing costs. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 79 of the attached Proxy Statement.

We have been advised that many states are strictly enforcing escheatment laws and requiring shares held in “inactive” accounts to be escheated to the state in which the shareholder was last known to reside. One way you can ensure your account is active is to vote your shares.

Any shareholder who would like a copy of our 2015 Annual Report on Form 10-K may obtain one, without charge, by sending a written request to EMC Investor Relations at 176 South Street, Hopkinton, MA 01748. You may also obtain a copy of the Form 10-K from our website at www.emc.com/corporate/investor-relations/index.htm.

TABLE OF CONTENTS

Summary Information	1
Proposals	5
Election of Directors	5
Ratification of Selection of Independent Auditors	19
Advisory Approval of Executive Compensation	21
Corporate Governance	22
Board Leadership Structure	22
Risk Oversight	24
Annual Election of Directors	26
Majority Vote for Directors	26
Executive Sessions of Directors	26
Shareholder Engagement	26
Communications with the Board	27
Director Orientation and Continuing Education	28
Director Stock Ownership Guidelines	28
Sustainability	28
Political Contributions	29
Board Committees	30
Security Ownership of Certain Beneficial Owners and Management	34
Leadership and Compensation Committee Report	36
Compensation Discussion and Analysis	37
Executive Summary	37
Named Executive Officers	41
EMC’s Executive Compensation Program	41
Compensation of Executive Officers	57
Summary Compensation Table	57
Grants of Plan-Based Awards	60
Outstanding Equity Awards at Fiscal Year-End	62
Option Exercises and Stock Vested	65
Pension Benefits	65
Nonqualified Deferred Compensation	65
Potential Payments upon Termination or Change in Control	66
Director Compensation	71

Review and Approval of Transactions with Related Persons	74
Certain Transactions	74
Audit Committee Report	75
Rule 14a-8 Shareholder Proposals for EMC’s 2017 Proxy Statement	77
Business and Nominations for EMC’s 2017 Annual Meeting	77
Section 16(a) Beneficial Ownership Reporting Compliance	77
Householding	78
Questions and Answers About the Annual Meeting and Voting	79

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, securities offerings or business combinations that may be announced or closed after the date hereof. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K for 2015. The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

SUMMARY INFORMATION

This summary highlights information contained elsewhere in this Proxy Statement. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K and the entire Proxy Statement.

Annual Meeting of Shareholders

• Date and Time:	May 12, 2016 at 10:00 a.m., E.D.T.
• Place:	EMC Corporation 176 South Street, Hopkinton, MA 01748
• Record Date:	March 14, 2016
• Attendance:
All shareholders may attend the meeting. If you plan to join us at the meeting, please go to www.emc.com/annualmeeting2016 to complete the registration form. The deadline for registration is May 5, 2016. All shareholders who attend the meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport, and will be subject to security screenings. Check-in will begin at 9:00 a.m.

• Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and each of the other proposals.

Vote by Internet	Vote by Mobile Device	Vote by Telephone	Vote by Mail	Vote In Person
Go to www.proxyvote.com and enter the 12 digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials	Scan this QR code to vote with your mobile device. You will need the 12 digit control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Call 1-800-690-6903 or the number on your proxy card or voting instruction form. You will need the 12 digit control number provided on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.	See the instructions above regarding attendance at the Annual Meeting.
We encourage you to vote by Internet. It is convenient for you and saves us significant postage and processing costs. If you previously elected to access the 2016 Proxy Statement and Annual Report on Form 10-K for 2015 electronically, you must vote your proxy over the Internet. Otherwise, you may vote your shares via the other methods described above.

Pending Merger with Dell

At a Special Meeting of Shareholders, EMC shareholders will vote to approve an Agreement and Plan of Merger, dated as of October 12, 2015, among Denali Holding Inc., Dell Inc., Universal Acquisition Co., and EMC, pursuant to which Universal Acquisition Co. will be merged with and into EMC and EMC will continue as a wholly owned subsidiary of Denali (the “Merger”), and related matters. Completion of the Merger is conditioned on shareholder approval, receipt of governmental approvals and the satisfaction of other conditions. Notwithstanding the pending Merger, state law and New York Stock Exchange listing standards require us to hold this Annual Meeting of Shareholders and ask you to

Summary Information (continued)

approve the matters set forth on the meeting agenda. For more information on the pending Merger, please see the Registration Statement on Form S-4 (File No. 333-208524) that Denali Holding Inc. has filed with the Securities and Exchange Commission (the “SEC”) that includes a proxy statement of EMC.

Meeting Agenda and Voting Recommendations

Agenda Item	Board Recommendation	Page
Election of nine directors	FOR EACH NOMINEE	5
Ratification of selection of PricewaterhouseCoopers LLP as our independent auditors	FOR	19
Advisory approval of our executive compensation	FOR	21

Director Nominees

We are asking you to vote “for” all of the director nominees listed below. In 2015, all directors attended at least 75% of the Board meetings and committee meetings which were held during the period in which he or she was a director of EMC and in which he or she was a member of such committee. Set forth below is summary information about each director nominee.

Nominee and Principal Occupation	Age	Director Since	Independent	Current Committee Membership
Donald J. Carty Former Chairman of AMR Corporation and American Airlines	69	2015	✓	• Audit • Corporate Governance and Nominating • Finance (chair)
Randolph L. Cowen Former co-Chief Administrative Officer of The Goldman Sachs Group, Inc.	65	2009	✓	• Leadership and Compensation (chair) • Mergers and Acquisitions
James S. DiStasio Former Senior Vice Chairman and Americas Chief Operating Officer of Ernst & Young LLP	68	2010	✓	• Audit (chair) • Corporate Governance and Nominating
John R. Egan Managing Partner and General Partner of Egan Managed Capital	58	1992		• Finance • Mergers and Acquisitions (chair)
William D. Green Former Chairman of Accenture plc	62	2013	✓	• Audit • Leadership and Compensation • Mergers and Acquisitions
Jami Miscik Co-Chief Executive Officer and Vice Chairman of Kissinger Associates, Inc.	57	2012	✓	• Corporate Governance and Nominating (chair)
Paul Sagan Executive In Residence (XIR) of General Catalyst Partners	57	2007	✓	• Leadership and Compensation
Laura J. Sen Non-Executive Chairman of BJ’s Wholesale Club, Inc.	59	2015	✓	• Corporate Governance and Nominating • Finance
Joseph M. Tucci Chairman and Chief Executive Officer of EMC Corporation	68	2001		• Finance • Mergers and Acquisitions

Summary Information (continued)

Corporate Governance Highlights

✓ Substantial majority of independent directors (7 of 9 nominees)
✓ Annual election of directors
✓ Majority vote for directors
✓ Independent Lead Director
✓ Annual review of Board leadership structure
✓ Board oversight of risk management
✓ Succession planning at all levels, including for
directors and CEO
✓ Commitment to Board diversity

✓ Long-standing shareholder engagement program
✓ Annual Board, committee and director evaluations
✓ Executive sessions of non-management directors and independent directors
✓ Continuing director education
✓ Strong executive and director stock ownership guidelines
✓ No supermajority voting requirements
✓ Board oversight of sustainability program
✓ Board oversight and disclosure of political spending

Auditors

As a matter of good corporate governance, we are asking you to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for 2016. The following table summarizes the fees PwC billed us for 2015 and 2014. The Audit Committee pre-approved all audit, review and attest services performed by PwC.

	Audit Fees ($)	Audit-Related Fees ($)	Tax Fees ($)	All Other Fees ($)
2015	9,512,413	211,262	2,475,141	38,000
2014	9,092,340	235,485	2,857,106	187,000

Advisory Approval of our Executive Compensation

The Leadership and Compensation Committee (the “Compensation Committee”) approved an executive compensation program for 2015 that implemented our pay‑for‑performance philosophy.

Since our financial results fell below applicable incentive plan targets and the Named Executive Officers failed to achieve all of their respective strategic and operational goals, cash bonuses and performance equity awards paid out or vested below target, as follows:

•	82.3% of target was paid out under the 2015 Corporate Incentive Plan;

•	71% to 86% of target was paid out under the 2015 Executive MBO; and

•	62.6% of the 2012 LTIP stock units became eligible to vest.

Summary Information (continued)

Below is a summary of the Named Executive Officers’ 2014 and 2015 compensation as set forth in the Summary Compensation Table:

Name	Year	Salary ($)	Cash Incentive Compensation ($)	Equity Awards ($)	All Other Compensation ($)	Total ($)
Joseph M. Tucci	2015	1,000,000	1,144,422	7,942,324	320,964	10,407,710
	2014	1,000,000	1,307,021	8,415,112	481,186	11,203,318
Zane C. Rowe	2015	750,000	600,741	4,963,999	195,373	6,510,113
	2014	167,308	174,686	6,000,019	54,350	6,696,362*
David I. Goulden	2015	850,000	954,415	7,942,324	103,051	9,849,790
	2014	850,000	1,075,513	8,415,112	190,632	10,531,257
Jeremy Burton	2015	800,000	665,940	6,964,012	86,626	8,516,578
	2014	768,750	717,035	5,259,464	158,236	6,903,485
Howard D. Elias	2015	781,923	665,940	6,964,012	84,644	8,496,519
	2014	750,000	746,183	5,259,464	178,839	6,934,486

*	Also includes a $300,000 sign-on bonus that Mr. Rowe received in 2014.

For more information, please see the Summary Compensation Table, and the accompanying compensation tables, beginning on page 57 of this Proxy Statement.

Other Compensation Practices

What We Do
✓ Pay-for-performance
✓ Maintain “double trigger” change in control agreements
✓ Maintain a clawback policy applicable to all employees for cash and equity incentive compensation
✓ Compensation Committee oversees risks associated with compensation policies and practices
✓ Compensation Committee retains an independent compensation consultant

What We Do Not Do
✗ No hedging or pledging of Company stock
✗ No excessive perquisites for executives
✗ No pension or SERP benefits for executives
✗ No discounted stock options
✗ No option repricings without shareholder approval
✗ No dividend equivalents paid unless equity awards vest
✗ No excise tax gross-ups

2017 Annual Meeting

•	Deadline for shareholder proposals for inclusion in the proxy statement: December 2, 2016

•	Deadline for business and nominations for director: January 7, 2017 - February 6, 2017

PROPOSAL 1 - ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW

Under EMC’s Bylaws, the Board of Directors may determine the total number of directors to be elected at any annual meeting of shareholders or special meeting in lieu of an annual meeting. On the recommendation of the Corporate Governance and Nominating Committee (the “Governance Committee”), the Board of Directors has nominated the nine people named below for election as directors at this Annual Meeting, each to serve for a one‑year term or until the director’s successor is elected and qualified.

Director and Nominee Experience and Qualifications

Board Membership Criteria

The Board believes that its members, collectively, should possess diverse and complementary skills and experience in order to oversee our business and evaluate management strategy effectively. In addition, the Board believes that each director should possess certain attributes, as reflected in the Board’s membership criteria described below. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and dynamics and EMC’s current and future needs.

The Governance Committee is responsible for reviewing, assessing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Governance Committee’s charter, include judgment, integrity, diversity, prior experience, the interplay of the nominee’s experience with the experience of other Board members, the extent to which the nominee would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. The Governance Committee also considers service on other public company boards as this provides directors with a deeper understanding of the role and responsibilities of boards and insight into matters being handled by our Board.

In 2015, the Board amended the Governance Committee’s charter to state explicitly the Board’s commitment to actively identify and recruit diverse candidates, including women and minority candidates, as part of the search process for Board members.

The Board has determined that it is important to have individuals with the following skills and experiences:

•
Industry expertise, including a deep understanding of the information technology industry and the disruptive impact of new technology, or another industry that has undergone rapid growth or transformational change, to assess EMC’s strategy and long-term business plan to take advantage of the opportunities ahead.

•	Functional expertise in areas such as finance and accounting, talent management or marketing to support the Company’s business development and growth as well as the Board’s required committees.

•
International expertise, including experience attained through key leadership or management roles in a global business or responsibility for non-U.S. operations, which is important given EMC’s growth in markets around the world.

•
Operational experience with a business of significant scale and complexity or in an industry with continual structural change to understand the competitive dynamics of our business strategy and execution and key business processes as well as the leadership requirements and organizational dynamics driven by rapid change.

Proposal 1 - Election of Directors (continued)

In identifying director candidates, the Governance Committee may establish other specific skills and experience that it believes the Board should seek in order to maintain a balanced and effective Board.

At least once a year, the Governance Committee assesses the skills and experience of Board members, and compares them with those skills that might prove valuable in the future, giving consideration to the changing circumstances of the Company and the then current Board membership. This assessment enables the Board to consider whether the skills and experience described above continue to be appropriate as the Company’s needs evolve over time, the effectiveness of the Board membership criteria, and whether the Board should seek individuals with specific areas of expertise in the future. To facilitate this process, from time to time, the Governance Committee may use a critical skills matrix.

Board Evaluations

Each year, the Governance Committee, together with the Lead Director, oversees an annual evaluation process. The evaluations help inform the Governance Committee’s discussions regarding Board succession planning and refreshment, and complement the Governance Committee’s evaluation of the size and composition of the Board. The process, as described in more detail in the chart below, is as follows:

•	Each director evaluates the Board as a whole;

•	Each member of the standing committees of the Board of Directors evaluates the committees on which he or she serves; and

•	Each director prepares an individual self-evaluation.

After these evaluations are complete, the results are discussed by the Board and each committee, as applicable, and changes in practices or procedures are considered as necessary. The Lead Director meets with each director to discuss the individual self-evaluations and Board performance. To the extent possible, these one-on-one meetings are scheduled as in-person meetings. Among other topics, the Lead Director discusses with each director the individual’s role, the individual’s performance, committee service, and the individual’s willingness to continue serving on the Board. The Chairman discusses the Lead Director’s self-evaluation with the Lead Director, and the Governance Committee considers the Lead Director’s performance.

In 2015, this three-tier process generated robust comments and discussion at all levels of the Board, including with respect to Board refreshment and Board processes. Among other things, the Board noted the recent rotation of chairs for the Audit Committee (James S. DiStasio) and the Governance Committee (Jami Miscik) as well as the addition of new directors that reflected the Board’s focus on director succession planning and independent oversight.

A summary of the Board’s evaluation process in 2015 is set forth below.

Evaluation	By	Process	Outcome
Full Board (Annual)	All members of the Board
● Board members complete a detailed questionnaire which (a) provides for quantitative ratings in key areas, (b) seeks subjective comment in each of those areas and (c) solicits specific topics on which Directors would like to focus on during the Board’s discussion.
● Responses are reviewed by the Chairman and Lead Director.
● Results are discussed by the Board in an executive session chaired by the Lead Director. ● Changes in practices or procedures are considered as necessary.

Proposal 1 - Election of Directors (continued)

Evaluation	By	Process	Outcome
Board Committees (Annual)	All members of each committee	● Members of each committee complete a detailed questionnaire to evaluate how well their respective committee is operating.
● Results are discussed by each committee in executive session.
● The Chair of each committee reports on the committee’s discussion to the full Board.
● Changes in practices or procedures are considered as necessary.
● The Board reviews and considers any proposed changes to the committee charter.

Individual Directors (Annual)	Each Director
● Each Director completes a detailed questionnaire.
● The Lead Director receives the questionnaires.
● The Lead Director meets with each Director to discuss the individual’s performance and contributions to the Board and applicable committees.
● Lead Director discusses the results with the Governance Committee and reports summary results to the full Board.

Board Refreshment

The Board is focused on ensuring it has individuals with the right skills and experience to exercise independent judgment in overseeing our business. Accordingly, the Board pays careful attention to succession planning and refreshment for members of the Board. The Board’s process reflects both a deliberate search for specific skills and experiences, as needed, as well as opportunistic additions when high-caliber individuals become available. This practice has become a foundation of our Board’s effectiveness and, very importantly, keeps our Board energized with valuable expertise and additional perspectives.

In considering incumbent directors for renomination and evaluating director candidates, the Board and the Governance Committee consider a variety of factors. These include each nominee’s independence, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include contributions to the Board, the results of the Board self-assessment process detailed above, and whether the Governance Committee believes it is in shareholders’ best interests to nominate the director for re‑election.

Board Tenure

The Board also considers the tenure of its members when evaluating its composition and nominees for election. The Board believes that varied lengths of service provide an effective balance of experience from longer-serving directors and fresh perspectives from newer directors. The average tenure of our Board members is 7.9 years, and the average tenure of the independent members of our Board is 4.8 years.

Proposal 1 - Election of Directors (continued)

Independence

A substantial majority of the current directors (7 of the 9 director nominees) are independent under the director independence standards of the New York Stock Exchange (the “NYSE”) and EMC’s Categorical Standards of Independence.

EMC has adopted Categorical Standards of Independence, which are available at www.emc.com/corporate/investor-relations/governance/corporate-governance.htm to assist it in assessing director independence. Pursuant to these standards, the Board broadly considers the specific standards, as well as all relevant facts and circumstances in its determination of independence of all Board members (including any relationships set forth in this Proxy Statement under the heading “Certain Transactions”). EMC’s Board of Directors has affirmatively determined that the following directors have no direct or indirect material relationship with EMC, and therefore are independent under our Categorical Standards and the NYSE listing standards: Michael W. Brown, Donald J. Carty, Randolph L. Cowen, James S. DiStasio, William D. Green, Edmund F. Kelly, Jami Miscik, Paul Sagan, and Laura J. Sen. The Board had previously determined that José E. Almeida, Gail Deegan and David N. Strohm, who served on the Board during 2015, were independent.

In determining that the above-mentioned directors are independent, the Board considered transactions during 2015 between EMC and BJ’s Wholesale Club, Inc. (where Ms. Sen formerly was the Chief Executive Officer and is now the Non-Executive Chairman) and between EMC and Akamai Technologies, Inc. (where Mr. Sagan formerly was the Vice Chairman), and determined that the amount of business fell below the thresholds in EMC’s Categorical Standards of Independence. These transactions include purchases and sales of goods and services in the ordinary course of business that were less than 0.14% of each company’s annual revenues. The Board also considered transactions during 2015 between EMC and companies, universities and other organizations with which Messrs. Brown, Carty, Cowen, DiStasio, Green, Kelly, and Sagan, and Mses. Miscik and Sen, are affiliated as directors, trustees or members of an advisory board and determined that these relationships were not material to an evaluation of these directors’ independence. Finally, the Board considered that EMC made donations to charities where Messrs. Cowen, Green, Kelly, and Sagan and Ms. Sen are directors or trustees, and determined that the amount of the donations fell below the thresholds in EMC’s Categorical Standards of Independence.

Identifying Potential Director Candidates

The Governance Committee identifies Board candidates through numerous sources, including recommendations from directors, executive officers and shareholders of EMC as well as professional search firms retained from time to time to assist in identifying Board candidates. The Governance Committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate, including those described above. New candidates are interviewed by members of the Governance Committee and other Board members.

EMC shareholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Governance Committee, 176 South Street, Hopkinton, MA 01748. Assuming that the appropriate information is timely provided, the Governance Committee will consider these candidates in substantially the same manner as it considers other Board candidates it identifies. EMC shareholders may also nominate director candidates by following the advance notice provisions of EMC’s Bylaws as described under “Business and Nominations for EMC’s 2017 Annual Meeting” on page 77 of this Proxy Statement.

In 2015, the Governance Committee undertook a broad and extensive search for a new director. As part of the search process, the Governance Committee engaged a professional search firm to assist it in identifying potential candidates. After considering many candidates, in September 2015, the Board elected Laura J. Sen to the Board. Ms. Sen was identified by the search firm.

Proposal 1 - Election of Directors (continued)

Board Meetings

During the fiscal year ended December 31, 2015, EMC’s Board of Directors held 19 meetings. All directors attended at least 75% of the Board meetings and committee meetings which were held during the period in which he or she was a director of EMC and in which he or she was a member of such committees.

Attendance at Annual Meeting of Shareholders

EMC’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting of Shareholders. All twelve of the then current directors attended the 2015 Annual Meeting of Shareholders.

Nominees to Serve as Directors

The Board believes that all of the current nominees are highly qualified and have the skills and experience required for effective service on our Board. The directors’ individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them.

Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Should any nominee be unable to serve or for good cause will not serve as a director, the proxy holders will vote for such other person as the Board may recommend.

All of the director nominees (other than Ms. Sen, who joined the Board in September 2015) were previously elected by the shareholders.

Messrs. Brown and Kelly will not stand for re-election at our Annual Meeting. Accordingly, the Board has reduced the size of the Board to nine directors, effective immediately prior to the commencement of the Annual Meeting. Our Board extends its sincere gratitude to Messrs. Brown and Kelly for their many years of service.

The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required to elect each director.

Proposal 1 - Election of Directors (continued)

Donald J. Carty, 69	Director Since
● January 2015

Primary Occupation
● Former Chairman of AMR Corporation and American Airlines

Other Current Public Company Boards
●  Canadian National Railway Company
■ Chair of the Audit Committee
■ Corporate Governance and Nominating Committee
■ Environment, Safety and Security Committee
■ Human Resources and Compensation Committee
■ Strategic Planning Committee

● Virgin America Inc. ■ Chairman of the Board ■ Audit Committee ■ Chair of the Nominating and Corporate Governance Committee

● VMware, Inc. (EMC holds approximately 80% economic interest in VMware) ■ Audit Committee

Former Public Company Boards (within the past 5 years)
● Barrick Gold Corporation ● Dell Inc. ● Gluskin Sheff and Associates ● Hawaiian Holdings Inc. ● Talisman Energy Inc. ■ Audit Committee ■ Chair of the Human Resources Committee

Business Experience
● Dell Inc., a computer technology company ■ Vice Chairman and Chief Financial Officer (January 2007 to June 2008)

● AMR Corporation and American Airlines ■ Chairman and Chief Executive Officer (1998 to 2003) ■ Chief Financial Officer (October 1989 to March 1995)

Education
● Bachelor’s degree in Economics and Mathematics from Queen’s University in Kingston, Ontario

● Honorary Doctor of Laws from Queen’s University in Kingston, Ontario

● MBA from Harvard Business School

Qualifications and Skills

●   Mr. Carty is a seasoned executive who brings to the Board significant financial acumen, industry insight and strategic planning experience gained from his previous leadership positions. His service on other public company boards also provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

Randolph L. Cowen, 65	Director Since
● January 2009

Primary Occupation
● Former co-Chief Administrative Officer of The Goldman Sachs Group, Inc.

Business Experience
●   The Goldman Sachs Group, Inc., a global investment, banking, securities and investment management firm
■  Co-Chief Administrative Officer (October 2007 until his retirement in November 2008)
■  Global Head of Technology and Operations (September 2004 until his retirement in November 2008)
■  Chief Information Officer (October 2001 to October 2007)
■  Joined Goldman Sachs in 1982

Education
● Bachelor’s degree in History with a minor in Mathematics from Michigan State University

Qualifications and Skills

●   With over 30 years of experience managing IT and making the technology infrastructure purchasing decisions at a global financial services firm, Mr. Cowen brings to the Board extensive knowledge about technology, the IT industry, and defining and implementing an effective IT strategy. In addition, through various senior management positions, Mr. Cowen has demonstrated leadership skills and gained significant business operations experience, including developing and managing top talent.

Proposal 1 - Election of Directors (continued)

James S. DiStasio, 68	Director Since
● March 2010

Primary Occupation
● Former Senior Vice Chairman and Americas Chief Operating Officer of Ernst & Young LLP

Other Current Public Company Boards
● Eversource Energy ■ Chair of the Finance Committee ■ Compensation Committee ■ Executive Committee

Business Experience
●   Ernst & Young LLP, a professional services organization
■ Senior Vice Chairman and Americas Chief Operating Officer (January 2003 until his retirement in January 2007)
■ Elected as a partner in 1977
■ Various management positions at Ernst & Young over 38 years

Education
● Bachelor’s degree in Accounting from the University of Illinois

Qualifications and Skills

●   Mr. DiStasio brings to the Board extensive financial, accounting and consulting expertise, including a deep understanding of accounting principles and financial reporting rules and regulations, acquired over the course of his 38-year career at one of the world’s leading assurance, tax, transaction and advisory services firms. He has significant experience overseeing, from an independent auditor’s perspective, the financial reporting processes of large public companies in a variety of industries with a global presence. Through his leadership roles at E&Y, including as COO of the Americas, Mr. DiStasio gained substantial management and operational experience. In addition, Mr. DiStasio’s service on another public company board provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

John R. Egan, 58	Director Since
● May 1992

Primary Occupation
● Managing Partner and General Partner of Egan-Managed Capital

Other Current Public Company Boards
● NetScout Systems, Inc. ■ Lead Independent Director ■ Chair of the Nominating and Governance Committee ■ Audit Committee ■ Finance Committee

● Progress Software Corporation ■ Non-Executive Chairman of the Board ■ Compensation Committee ■ Nominating and Governance Committee

● Verint Systems Inc. ■ Chair of the Corporate Governance and Nominating Committee ■ Compensation Committee

● VMware, Inc. (EMC holds approximately 80% economic interest in VMware) ■ Chair of the Mergers and Acquisitions Committee

Business Experience
● Managing partner and general partner, Egan-Managed Capital, a venture capital firm (since October 1998)

●   EMC Corporation
■ Executive Vice President, Products and Offerings (May 1997 to September 1998)
■ Executive Vice President, Sales and Marketing (January 1992 to June 1996)
■ Various executive positions, including Executive Vice President, Operations and Executive Vice President, International Sales (October 1986 to January 1992)
■ Resigned as an executive officer in September 1998 and as an employee in July 2002

Education
● Bachelor’s degree in Marketing and Computer Science from Boston College

Qualifications and Skills

●   Mr. Egan has spent his entire career in the IT industry. His broad experience ranges from venture capital investments in early-stage technology companies to extensive sales and marketing experience, to executive leadership and management roles. Mr. Egan brings to the Board business acumen, substantial operational experience, and expertise in corporate strategy development, as well as a deep understanding of EMC’s people and products acquired over many years of involvement with the Company. In addition, Mr. Egan’s service on other public company boards provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

William D. Green, 62	Director Since
● July 2013 and Lead Director since February 2015

Primary Occupation
● Former Chairman of Accenture plc

Other Current Public Company Boards
● McGraw Hill Financial, Inc. ■ Compensation and Leadership Development Committee ■ Nominating and Corporate Governance Committee

Former Public Company Boards (within the past 5 years)
● Accenture plc ■ Chairman of the Board

Business Experience
●  Accenture plc, a global management consulting, technology services and outsourcing company
■ Chairman (August 2006 until his retirement in February 2013)
■ Chief Executive Officer (September 2004 to December 2010)
■ Elected as a partner in 1986

Education
● Bachelor’s degree in Economics from Babson College

● MBA from Babson College

● Honorary Doctor of Laws from Babson College

Qualifications and Skills

●   As the former Chairman and CEO of Accenture, Mr. Green is an experienced and seasoned leader with outstanding management experience, operating experience, a deep understanding of the information technology industry and broad international business expertise. In addition, Mr. Green’s service on another public company board provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

Jami Miscik, 57	Director Since
● August 2012

Primary Occupation
● Co-Chief Executive Officer and Vice Chairman of Kissinger Associates, Inc.

Other Current Public Company Boards
● Morgan Stanley ■ Operations and Technology Committee ■ Risk Committee

Business Experience
● Kissinger Associates, Inc., an international consulting firm ■ Co-Chief Executive Officer (since May 2015) ■ Vice Chairman (since January 2009) ■ President (January 2009 to May 2015)

● Global Head of Sovereign Risk at Lehman Brothers, a former investment bank (June 2005 to September 2008)

● Various positions at the United States Central Intelligence Agency, including Deputy Director for Intelligence (1983-2005)

● Co-Chairman of the President’s Intelligence Advisory Board (member since December 2009)

Education
● Bachelor’s degree in Political Science and Economics from Pepperdine University

● Master’s degree in International Studies from the University of Denver

Qualifications and Skills

●   Ms. Miscik has had a long and distinguished career in the intelligence field. While at the CIA, Ms. Miscik led the analytic directorate producing the President’s daily intelligence briefings and in-depth intelligence assessments, and managed a global workforce and large budgets. Combined with her current operational experience leading an elite international consulting enterprise with clients operating around the world, Ms. Miscik has demonstrated leadership skills, global perspective, and strategic insight. She brings to the Board a unique perspective on international and government affairs, and expertise in risk analysis and geopolitics. In addition, Ms. Miscik’s service on another public company board provides her with valuable experience.

Proposal 1 - Election of Directors (continued)

Paul Sagan, 57	Director Since
● December 2007

Primary Occupation
● Executive In Residence (XIR), General Catalyst Partners

Other Current Public Company Boards
● Akamai Technologies, Inc.

● VMware, Inc. (EMC holds approximately 80% economic interest in VMware) ■ Lead Director ■ Audit Committee ■ Chair of the Compensation and Corporate Governance Committee

Former Public Company Boards (within the past 5 years)
● iRobot Corporation ■ Chair of the Nominating and Corporate Governance Committee

Business Experience
● Executive In Residence (XIR), General Catalyst Partners, a venture capital firm (since January 2014)

●   Akamai Technologies, Inc., a provider of services for accelerating the delivery of content and applications over the Internet
■  Executive Vice Chairman (January 2013 to May 2013)
■ Chief Executive Officer (April 2005 to January 2013)
■ President (October 2011 to January 2013 and May 1999 to September 2010)
■ Joined in October 1998 as Vice President and Chief Operating Officer

● Member of the President’s National Security Telecommunications Advisory Committee (appointed by President Barack Obama in December 2010)

Education
● Northwestern University’s Medill School of Journalism

Qualifications and Skills

●   As the former President and CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan has significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and consulted with the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards provides him with valuable experience.

Proposal 1 - Election of Directors (continued)

Laura J. Sen, 59	Director Since
● September 2015

Primary Occupation
● Non-Executive Chairman, BJ’s Wholesale Club, Inc.

Former Public Company Boards (within the past 5 years)
● BJ’s Wholesale Club, Inc. (privately-held since October 2011) ■ Executive Committee ■ Finance Committee ■ Information Technology Committee

Business Experience
●   BJ’s Wholesale Club, Inc., a leading operator of membership warehouse clubs in the eastern United States
■ Non-Executive Chairman (since February 2016)
■ Chief Executive Officer (February 2009 to February 2016)
■ President (January 2008 to September 2015)
■ Chief Operating Officer (January 2008 to February 2009)
■ Executive Vice President of Merchandising and Logistics (January 2007 to January 2008)

Education
● Bachelor’s degree from Boston College

Qualifications and Skills

●   Ms. Sen has played key roles in growing BJ’s from an early stage business to a Fortune 500 company. With nearly 30 years of experience in the retail industry, Ms. Sen brings to the EMC Board an exceptional leadership record, deep operating experience and financial expertise.

Proposal 1 - Election of Directors (continued)

Joseph M. Tucci, 68	Director Since
● January 2001 and Chairman of the Board since January 2006

Primary Occupation
● Chairman, President and Chief Executive Officer of EMC Corporation

Other Current Public Company Boards
● Paychex, Inc. ■ Lead Independent Director ■ Chairman of the Governance and Compensation Committee

● VMware, Inc. (EMC holds approximately 80% economic interest in VMware) ■ Chairman of the Board of Directors ■ Mergers and Acquisitions Committee

Business Experience
● EMC Corporation ■ Chief Executive Officer (since January 2001) ■ President (January 2000 to July 2012; since February 2014) ■ Chief Operating Officer (January 2000 to January 2001)

● Deputy Chief Executive Officer, Getronics N.V., an information technology services company (June 1999 through December 1999)

● Chairman of the Board and Chief Executive Officer, Wang Global, an information technology services company (December 1993 to June 1999)

Education
● Bachelor’s degree in Marketing from Manhattan College

● Master’s degree in Business Policy from Columbia University

Qualifications and Skills

●   During his tenure at EMC, Mr. Tucci has led EMC through a period of dramatic transformation, revitalization and sustained growth. Mr. Tucci has spent more than 40 years in the technology industry in senior roles at large, complex and global technology companies. Mr. Tucci’s deep knowledge of all aspects of our business, combined with his drive for innovation and excellence, position him well to serve as our Chairman and CEO. In addition, Mr. Tucci’s service on other public company boards provides him with valuable experience.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

EMC is asking shareholders to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PwC”) as our independent auditors for the fiscal year ending December 31, 2016. The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required to ratify such selection.

Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders as a matter of good corporate governance. In the event the shareholders fail to ratify the appointment of PwC, the Audit Committee will consider this factor when making any determinations regarding PwC.

Independence and Quality

As provided in the Audit Committee charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for EMC. Each year, the Audit Committee considers whether to retain PwC and whether such service continues to be in the best interests of EMC and our shareholders. Among other things, the Audit Committee considers:

•	the quality and scope of the audit;

•	the independence of the firm;

•
the performance of the lead engagement partner, the number of people staffed on the engagement team, and the quality of the engagement team, including the quality of the Audit Committee’s ongoing communications with and the capability and expertise of the team;

•	the firm’s tenure as our independent auditor and its familiarity with our global operations and business, accounting policies and practices, and internal controls over financial reporting; and

•	external data relating to audit quality and performance, including recent PCAOB inspection reports available for the firm.

Based on this evaluation, the members of the Audit Committee and the Board of Directors believe that PwC is independent and that it is in the best interests of EMC and our shareholders to retain PwC to serve as our independent auditors for 2016.

The Audit Committee is also responsible for selecting the lead engagement partner. The rules of the SEC and PwC’s policies require mandatory rotation of the lead engagement partner every five years. In 2014, EMC selected a new lead engagement partner. The full Audit Committee and the Chair of the Audit Committee were directly involved in the selection of the new lead engagement partner. The process for selecting a new lead engagement partner was fulsome and allowed for thoughtful consideration of multiple candidates, each of whom met a list of specified criteria. The process included discussions between the Chair of the Audit Committee and PwC as to all of the final candidates under consideration for the position, multiple meetings with the full Audit Committee and management, and robust interviews with the final candidates.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit, review and attest services performed by PwC.

Proposal 2 - Ratification of Selection of Independent Auditors (continued)

In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee pre-approves specified non-audit services up to an aggregate dollar amount and approves any individual engagement in excess of $200,000. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decisions of the Chair to pre-approve non-audit services shall be presented to the Audit Committee at its next scheduled meeting. There is no delegation of authority to management to pre-approve any non-audit services.

The Audit Committee has reviewed and approved the amount of fees paid to PwC for audit, audit-related, tax and all other services in 2015. During 2015, the Audit Committee also pre-approved all non-audit services in accordance with the policy set forth above. The Audit Committee considered the compensation paid to PwC for non-audit services and concluded that the provision of these services by PwC is compatible with maintaining PwC’s independence.

Fees

The Audit Committee is responsible for the overall audit fee negotiations with PwC and receives regular updates from PwC as to amounts billed to EMC.

The following table summarizes the fees PwC billed to us for each of the last two fiscal years.

	Audit Fees[1] ($)	Audit-Related Fees[2,3] ($)	Tax Fees[3,4] ($)	All Other Fees ($)
2015	9,512,413	211,262	2,475,141	38,000[5]
2014	9,092,340	235,485	2,857,106	187,000[6]

[1]
Includes services for the audit of our financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

[2]	Includes employee benefit plan compliance, acquisition-related support and other technical, financial reporting and compliance services.

[3]	EMC engages PwC to perform audit-related and tax services where it believes there are efficiencies to using its independent auditors, who are familiar with EMC’s processes and procedures.

[4]	Includes tax compliance and tax consulting services in 2015 and 2014.

[5]	Includes consulting services relating to preparation of our Conflict Minerals Report.

[6]	Includes consulting services relating to a grant application for a European Union project and preparation of our Conflict Minerals Report.

Amounts in the table above do not include the fees PwC billed to VMware.

EMC expects that representatives of PwC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

For more information about interactions between the Audit Committee and PwC, please see “Board Committees - Responsibilities - Audit Committee” and “Audit Committee Report” on pages 31 and 75, respectively, of this Proxy Statement.

PROPOSAL 3 - ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3

EMC is asking shareholders for their advisory approval of the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended. This vote is commonly known as “say-on-pay.” While this vote is advisory, and not binding on us, the Compensation Committee will consider your views when determining executive compensation in the future. At our 2015 Annual Meeting of Shareholders, shareholders expressed strong support for our executive compensation program. Subject to the earlier consummation of the Merger, the next annual advisory vote is expected to occur at the 2017 Annual Meeting of Shareholders.

As described in the Compensation Discussion and Analysis in this Proxy Statement, in keeping with our results-driven culture, the Compensation Committee expects our executives to deliver superior performance in a sustained fashion. As a result, a substantial portion of our executives’ overall compensation is tied to Company performance, with a significant majority of compensation awarded in the form of equity. The Compensation Committee links compensation to the achievement of challenging short- and long-term strategic, operational and financial goals that will drive EMC to achieve profitable revenue growth and market share gains, while investing in the business to further expand the global market opportunity for our product, services and solutions portfolio. In designing our executive compensation program, the Compensation Committee focuses on promoting our business strategy and aligning the interests of our executives with those of EMC shareholders.

For more information on our executive compensation program, see “Compensation Discussion and Analysis” and “Compensation of Executive Officers” beginning on pages 37 and 57, respectively, of this Proxy Statement.

CORPORATE GOVERNANCE

EMC is committed to good corporate governance, which we believe helps us to sustain our success and build long-term value for our shareholders. For many years, we have had in place Corporate Governance Guidelines that provide a framework for the effective governance of EMC. The Governance Committee reviews these guidelines at least annually and, as appropriate, recommends changes to the Board of Directors for approval. We also have written charters for the Board of Directors’ standing committees (Audit, Compensation, Finance, Governance, and Mergers and Acquisitions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Information about EMC’s corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available at www.emc.com/corporate/investor-relations/governance/corporate-governance.htm. EMC posts additional information on its website from time to time as the Board makes changes to EMC’s corporate governance practices.

The Board of Directors has implemented corporate governance practices that it believes are both in the best interests of EMC and its shareholders as well as compliant with the rules and regulations of the SEC and the listing standards of the NYSE. The Board reviews these practices on an ongoing basis. Highlights of our corporate governance practices are summarized below.

Board Leadership Structure

Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This provides the Board with the flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time.

Annual Review of Leadership Structure

The Board reviews the structure of its leadership on an annual basis and determines each year whether it is best for the Company that (a) the Chairman role be combined or separated from the CEO role and (b) whether the Chairman should be an independent director. Among other things, the Board considers:

•	the Company’s strategic positioning;

•	the Company’s challenges;

•	industry dynamics;

•	the experience of the then current CEO;

•	the qualifications of directors who could serve as Chairman; and

•	any relevant legislative or regulatory developments.

Current Structure. For the reasons set forth below, the Board believes that EMC and its shareholders are best served at this time by having Joseph M. Tucci serve as our Chairman and CEO, and William D. Green, an independent director, serve as our Lead Director.

Accountability. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our shareholders. It establishes one voice who speaks for the Company to customers, employees, shareholders and other stakeholders. It strengthens the Board and the Board’s decision-making process because Mr. Tucci, who has first-hand knowledge of our operations and the major issues facing EMC, chairs the Board meetings where the Board discusses strategic and business issues. Finally, the combined roles facilitate a Board process that is able to identify and respond to challenges and opportunities in a more timely and efficient manner than a non-executive chairman structure would provide.

Corporate Governance (continued)

Independent Directors and Committees. In evaluating its leadership structure, the Board also considered that a substantial majority of our Board is comprised of independent directors. Our independent directors appropriately challenge management and demonstrate independent judgment in making important decisions for our Company. In addition, each of the Board’s key committees - the Audit Committee, Compensation Committee, and Governance Committee - is comprised entirely of independent directors. As a result, oversight of key matters, such as the integrity of EMC’s financial statements, the nomination of directors and evaluation of the Board and its committees, and executive compensation, is entrusted exclusively to independent directors. Finally, the Board meets in executive session without the CEO in connection with each regularly scheduled Board meeting. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Director, promote strong, independent oversight of EMC’s management and affairs.

Independent Lead Director. The Board recognizes the importance of having a strong independent board leadership structure to ensure accountability. Accordingly, our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Director. The Board believes that a Lead Director is an integral part of our Board structure and facilitates the effective performance of the Board in its role of governance and independent oversight.

Annually, the independent directors consider the role and designation of the Lead Director.

In February 2016, after its annual review, the independent directors again designated Mr. Green as the Board’s independent Lead Director. He has substantial experience leading a large public corporation, governance expertise from serving as chairman and a member of other company boards and committees, and a deep understanding of the IT industry. In addition, Mr. Green’s proven ability to assert independent leadership while working collaboratively with other directors, his ability to solicit, balance and build consensus around different points of view, and the respect he has garnered among our Board members enable him to serve effectively as our Lead Director. For more information regarding Mr. Green, please see “Proposal 1 - Election of Directors.”

Corporate Governance (continued)

Our Lead Director has significant responsibilities, which are set forth in EMC’s Corporate Governance Guidelines. These include:
●
Presiding at the meetings of the Board at which the Chairman is not present, including the executive sessions of the non-management directors and independent directors, establishing the agendas for such executive sessions and providing appropriate feedback to the CEO regarding these meetings

●	Acting as a liaison between the independent directors and the Chairman
●	Facilitating discussions among the independent directors on key issues and concerns outside of Board meetings
●	Having the authority to call meetings of the independent directors
●
Approving information sent to the Board, including providing for the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to effectively and responsibly perform their duties

●	Approving meeting agendas for the Board
●	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items
●	In collaboration with the Compensation Committee, approving CEO goals, evaluating CEO performance, setting CEO compensation levels and reviewing CEO succession planning
●
In collaboration with the Governance Committee, making recommendations to the Board regarding committee members and chairs and overseeing the performance evaluations of the Board, each of the applicable committees and the individual directors

●	In collaboration with the Chairman, recommending to the Board the retention of consultants who report directly to the Board
●	If requested by major shareholders, ensuring that he or she is available for consultation and direct communication
●	Performing such other duties as may be requested from time to time by the Board as a whole or by the independent directors

Risk Oversight

The Board of Directors is responsible for overseeing risk management at the Company. The Board regularly considers our risk profile when reviewing our overall business plan and strategy and when making decisions impacting the Company.

The Governance Committee is responsible for overseeing the Board’s execution of its risk management oversight responsibility. The management risk committee, comprised of the Chief Financial Officer, the General Counsel, and the Chief Risk Officer, monitors and manages EMC’s enterprise risk management program and reports directly to the Governance Committee and the Board of Directors.

Compensation Risk Oversight

The Leadership and Compensation Committee oversees the design and implementation of and the incentives and risks associated with our compensation policies and practices. In 2015, the Committee evaluated our executive compensation program across the following categories: compensation mix, including the relative weightings of our executive officers’ base salaries, cash incentive bonus opportunities and long‑term equity incentives; long-term incentive plan design; short-term incentive plan design; performance metrics; the relationship between performance and payout, including maximum payouts; stock ownership guidelines; change in control agreements; and compensation recovery policy. The Committee considered several factors that mitigate risk in the executive compensation program, including the following:

Corporate Governance (continued)

•
Approximately 11% of the Named Executive Officers’ total target annual compensation opportunity is provided through the cash bonus plans. These plans contain limits on the amount of compensation that can be earned for any year. Moreover, EMC incents executives through multiple cash bonus plans with multiple performance targets that are weighted differently under each plan;

•
The majority of EMC’s executive compensation opportunity is provided in the form of equity awards with multiple performance targets and multi-year vesting schedules of up to four years, subject to continued employment with EMC, to provide strong incentives for sustained performance and sustained shareholder value;

•
For many years, EMC has been committed to pay-for-performance. In line with this philosophy, the Committee grants equity awards with performance elements to focus executive officers on achieving financial goals that will lead to long-term shareholder value and encourage our executive officers to take a long-term view of the business;

•	The annual financial targets used in the compensation program align with the Board-approved operating plan for the Company;

•	EMC has strong stock ownership guidelines which help align the interests of our executive officers with shareholders’ interests in the long-term performance of EMC stock;

•	EMC has a long-standing clawback policy addressing the recovery of cash and equity incentive compensation applicable to all EMC employees;

•	EMC does not permit any employees to “hedge” ownership of EMC securities and executive officers may not pledge EMC securities;

•	EMC’s change in control agreements provide severance payments and vesting of equity awards on a “double trigger” basis;

•	The independent compensation consultant for the Committee only provides services for the Committee and is not permitted to provide any services to the Company unless pre-approved by the Committee; and

•	The Committee has final authority in administering the executive compensation program.

The management risk committee also reviewed all of EMC’s incentive compensation plans. The management risk committee considered whether any of these plans or programs may encourage inappropriate risk-taking; whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on the Company; and whether it would recommend any changes to the plans. The management risk committee also considered our plans’ risk-mitigating controls, such as our clawback policy and stock ownership guidelines. The management risk committee presented its conclusions for review by the Compensation Committee.

Additional Risk Oversight

In addition, each of the other standing committees of the Board regularly assesses risk in connection with executing their responsibilities. The Audit Committee discusses with management EMC’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our policies with respect to risk assessment and risk management. The Mergers and Acquisitions Committee considers risks in connection with acquisitions, divestitures and investments. The Finance Committee considers risks in connection with matters related to the Company’s capital structure, stock repurchase program and investment management policy. The Audit Committee also receives regular reports from the Company’s Chief Risk Officer.

All of the committees report regularly to the Board of Directors on their activities. For more information, please see “Board Committees” beginning on page 30 of this Proxy Statement.

Corporate Governance (continued)

Annual Election of Directors

Each director is elected annually.

Majority Vote for Directors

A majority vote standard, as described in our Bylaws, applies to the election of directors. In addition, our Corporate Governance Guidelines require any incumbent nominee for director, other than in a Contested Election Meeting (as defined in our Bylaws), who does not receive more votes cast “for” his or her election than votes cast “against” his or her election to promptly tender his or her resignation. The Governance Committee will assess the appropriateness of the director continuing to serve and recommend to the Board the action to be taken regarding a tendered resignation. Set forth below are procedures of the Board and Governance Committee to be used if such majority vote policy is triggered:

•
In considering whether it is appropriate for a nominee to continue to serve as a director, the Governance Committee will act promptly and consider all factors deemed relevant, including any known reasons why shareholders voted “against” the director, the length of service and qualifications of the director in question, the director’s contributions to EMC, the director’s particular area of expertise or experience, and compliance with listing standards.

•
The Board will act on the Governance Committee’s recommendation promptly, but in any event not later than 90 days following the certification of the shareholder vote. The Board will consider the factors considered by the Governance Committee and any other factors it deems relevant. Board action may include acceptance of the tendered resignation, adoption of measures designed to address the issues underlying the “against” votes for such director or rejection of the tendered resignation. Following the Board’s decision, EMC will promptly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the SEC.

•	If a director’s resignation is accepted by the Board, the Board will determine whether to fill such vacancy or to reduce the size of the Board.

•
The process described above of determining whether or not to accept a tendered resignation will be managed by the independent directors. Further, any director who tenders his or her resignation pursuant to EMC’s majority vote policy will not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Governance Committee receive more votes cast “against” than “for” at the same election, then the independent directors who are on the Board who did not receive such votes will consider the tendered resignations.

Executive Sessions of Directors

The non-management directors meet in executive session in connection with each regularly scheduled Board meeting, and the independent directors meet in executive session at least once each year. The Lead Director acts as presiding director for such executive sessions.

Shareholder Engagement

For many years, EMC has sponsored a robust shareholder engagement program. We are committed to engaging in constructive and meaningful dialogue with our shareholders. We value shareholder views and insights and believe that

Corporate Governance (continued)

positive, two-way dialogue builds informed relationships that promote transparency and accountability. Over the years, shareholders have expressed appreciation of our engagement program.

While the EMC Board of Directors, through the Governance Committee, oversees shareholder matters and participates in meetings with shareholders as appropriate, management has the principal responsibility for shareholder communications and engagement. Management provides regular updates to the Board concerning shareholder feedback. The Board considers shareholder perspectives as well as the interests of all stakeholders when overseeing company strategy, formulating governance practices and designing compensation programs.

During 2015, members of EMC’s Board of Directors and management dialogued and met with shareholders and other stakeholders as part of our annual outreach program as well as at other times throughout the year. We spoke with representatives from our top institutional investors, mutual funds, public pension funds, labor unions and socially focused funds (representing approximately 42% of our outstanding shares). Topics discussed included our strategy and performance; the pending Merger; corporate governance matters such as Board composition and refreshment, succession planning and Board leadership structure; our executive compensation program; and sustainability initiatives. We solicited feedback from shareholders on these subjects and provided a summary of responses to the Board. Directors who participated in the meetings also shared their perspectives on these meetings with the full Board.

Communications with the Board

To facilitate open communications, EMC provides various means for shareholders and other interested parties to contact the non-management directors, the Audit Committee and the Leadership and Compensation Committee. The Board strives to provide clear, candid and timely responses to any substantive communication it receives. In order to build constructive, informed relationships with shareholders and encourage transparency and accountability, directors may also be available for dialogue with shareholders from time to time, as appropriate, and the Lead Director is available for consultation and direct communication if requested by major shareholders. In addition to these communications, it is the Board’s policy in accordance with our Corporate Governance Guidelines to provide a response to any shareholder proposal that receives a majority vote.

Information on how EMC shareholders and all other interested parties may report concerns or complaints to the Audit Committee, Leadership and Compensation Committee and the non-management directors is set forth below and at www.emc.com/corporate/investor-relations/governance/contact-board.htm.

•	Concerns or complaints about EMC’s accounting, internal accounting controls, auditing or financial matters can be sent directly to the Audit Committee in either of the following ways:

By mail EMC Audit Committee c/o Alertline PMB 3767 Suite 300 13950 Ballantyne Corporate Place Charlotte, NC 28277	By e-mail AuditCommitteeChairman@emc.com

•	Questions or concerns about compensation matters can be sent directly to the Leadership and Compensation Committee in either of the following ways:

By mail EMC Leadership and Compensation Committee c/o Alertline PMB 3767 Suite 300 13950 Ballantyne Corporate Place Charlotte, NC 28277	By e-mail CompensationCommitteeChairman@emc.com

Corporate Governance (continued)

•	Communications can be sent directly to the non-management directors in either of the following ways:

By mail EMC Non-Management Directors c/o Alertline PMB 3767 Suite 300 13950 Ballantyne Corporate Place Charlotte, NC 28277	By e-mail nonmngtdirectors@emc.com

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Audit Committee and the Leadership and Compensation Committee, as appropriate. Communications addressed to the non-management directors will be accessed directly by or forwarded directly to the Governance Committee. The committees will forward these communications to other directors, members of EMC management or such other persons as they deem appropriate. The committees or, if appropriate, EMC management, will respond in a timely manner to any substantive communications from a shareholder or an interested party. This process has been approved by our independent Directors.

Director Orientation and Continuing Education

The Board believes that director orientation and education is integral to Board and committee performance and effectiveness. The Board’s director orientation program emphasizes EMC’s business and strategic plans, and includes site visits, presentations and meetings with management. In addition, management, outside advisors and others regularly provide continuing education to the Board on topics such as current regulatory matters, legislative affairs, and developments within the IT industry. Directors are also encouraged to participate in external educational programs related to their responsibilities as directors and to EMC’s business.

Director Stock Ownership Guidelines

The Board believes that non-management directors should hold a significant equity interest in EMC. We have had director stock ownership guidelines in place for many years. Under these guidelines, each non-management director is expected to own, within five years after becoming a director, shares of EMC common stock with a value equal to five times the annual Board retainer, excluding any committee retainers or fees. As of March 1, 2016, all of the non-management directors are in compliance with these guidelines. We also have executive stock ownership guidelines (for more information, please see “Compensation Discussion and Analysis - Stock Ownership Guidelines” on page 54 of this Proxy Statement).

Sustainability

The Governance Committee is responsible for overseeing EMC’s sustainability efforts. EMC’s sustainability strategy is to leverage our talent and technology to drive positive change in the areas where we have greatest potential for impact, hold ourselves accountable by measuring and reporting our progress, maintain open and candid communication with our internal and external stakeholders, and collaborate with our peer companies and those in our value chain to expand the scale of our impact. Our areas of focus follow from our business objectives and the context in which we operate, prioritizing the issues that have the greatest potential to impact our business (positively or negatively) and where we have the greatest potential to mitigate negative impacts and drive positive results through our own actions and our ability to influence others.

In 2015, our sustainability program was recognized through inclusion in the Dow Jones Sustainability Index for North America and the CDP Climate Disclosure Leadership Index. For more information on our priorities and progress, please see our Annual Report on Form 10-K for 2015, our Sustainability Report and www.emc.com/corporate/sustainability/index.htm.

Corporate Governance (continued)

Political Contributions

The Governance Committee oversees our political spending activity. We participate in the political process to help shape public policy and address legislation that impacts EMC and our industry. Our involvement aims to ensure that the interests of our customers, shareholders, employees and other stakeholders are fairly represented at all levels of government. Our corporate political contributions, membership dues we pay to major U.S. trade associations and the percentage of such dues that is used for political spending, and activity of the EMC Political Action Committee (which is funded entirely by voluntary employee contributions and no corporate funds) are disclosed on our website. For more information, including a description of our public policy priorities, please see http://www.emc.com/corporate/sustainability/delivering-value/public.htm.

BOARD COMMITTEES

The Board of Directors has established five standing committees: the Audit Committee, the Governance Committee, the Finance Committee, the Leadership and Compensation Committee, and the Mergers and Acquisitions Committee.

Independence

The Audit, Compensation, and Governance Committees consist entirely of independent directors. All of the members of the Audit Committee and Compensation Committee meet the additional, heightened independence criteria of the SEC and NYSE applicable to their respective committees.

Composition

Generally, a director is a member of no more than two of the NYSE required committees (Audit, Compensation, and Governance Committees).

The current membership of each committee is listed below.

	Audit	Corporate Governance and Nominating	Finance	Leadership and Compensation[1]	Mergers and Acquisitions
Michael W. Brown	✓		✓
Donald J. Carty	✓	✓	Chair
Randolph L. Cowen				Chair	✓
James S. DiStasio	Chair	✓
John R. Egan			✓		Chair
William D. Green	✓			✓	✓
Edmund F. Kelly			✓
Jami Miscik		Chair
Paul Sagan				✓
Laura J. Sen		✓	✓
Joseph M. Tucci			✓		✓

[1]	José E. Almeida served on the Leadership and Compensation Committee through October 2015, and Gail Deegan served on the Leadership and Compensation Committee through April 2015.

Responsibilities

Each committee operates pursuant to a written charter that is available on our website at www.emc.com/corporate/investor-relations/governance/corporate-governance.htm. All the committees meet periodically throughout the year, report on their actions and recommendations to the Board, receive reports from senior management, annually evaluate their performance, and have the authority to retain outside advisors.

Board Committees (continued)

Audit Committee

Other Members:  Michael W. Brown, Donald J. Carty and William D. Green

Meetings Held in 2015: 10

Primary Responsibilities:  This committee assists the Board of Directors in overseeing the integrity of EMC’s financial statements, and reviews with management and EMC’s auditors EMC’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any issues raised by the auditors regarding EMC’s financial statements and its accounting controls and procedures, EMC’s risk assessment and risk management policies,

James S. DiStasio Chair
EMC’s worldwide corporate compliance program, the independence of EMC’s auditors, EMC’s internal controls, EMC’s policy pertaining to related person transactions, the other matters as set forth in its charter, and such other matters as the committee deems appropriate. During 2015, senior members of EMC’s financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with EMC’s General Counsel (who is also our chief compliance officer) and Chief Financial Officer, independent auditors and internal auditors at which candid discussions regarding legal matters, our corporate compliance program, financial reporting, internal controls and accounting systems and processes took place. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met on a regular basis without members of management or the Company’s independent auditors. Also during 2015, the Audit Committee reviewed with senior members of management EMC’s policies and practices regarding risk assessment and risk management. In addition, the Audit Committee reviewed the adequacy and effectiveness of EMC’s legal, regulatory and ethical compliance programs, including our Business Conduct Guidelines.

Financial Experts: The Board of Directors has determined, in accordance with the rules of the NYSE and the SEC, that each member is financially literate and an “audit committee financial expert.” The Board has also determined, in accordance with the rules of the NYSE, that the simultaneous service of Mr. Carty on the audit committees of more than three public companies does not impair his ability to effectively serve on the Audit Committee.

For more information about the Audit Committee, please see “Proposal 2 - Ratification of Selection of Independent Auditors” and “Audit Committee Report” on pages 19 and 75, respectively, of this Proxy Statement.

Corporate Governance and Nominating Committee

Other Members:  Donald J. Carty, James S. DiStasio and Laura J. Sen

Meetings Held in 2015: 19

Primary Responsibilities:  This committee oversees and advises the Board on corporate governance matters and assists the Board in identifying and recommending qualified Board candidates. The Governance Committee also reviews and makes recommendations to the Board on the size and composition of the Board, standards to be applied by the Board in making

Jami Miscik Chair
independence determinations, assignments to committees of the Board and resignations of directors, when appropriate. The Governance Committee oversees the evaluation of the Board, the committees and individual directors and monitors possible conflicts of interest of directors and senior executives. In addition, the Governance Committee oversees the Board’s execution of its risk management oversight responsibility, including receiving reports from the management risk committee, oversees and makes recommendations to the Board regarding shareholder proposals and sustainability matters, and reviews federation governance. In 2015, the Governance Committee also worked with the Leadership and Compensation Committee to oversee and report to the Board on succession planning for the CEO.

Board Committees (continued)

Finance Committee

Other Members:  Michael W. Brown, John R. Egan, Edmund F. Kelly, Laura J. Sen and Joseph M. Tucci

Meetings Held in 2015: 17

Primary Responsibilities:  This committee helps the Board fulfill its responsibilities relating to oversight of the Company’s financial affairs. The Finance Committee oversees and reviews with management matters related to the enhancement of the capital structure of EMC and its subsidiaries, including the issuance and restructuring of EMC’s equity and debt, issuance

Donald J. Carty Chair
of our subsidiaries’ equity (including the equity of VMware), the redemption of any of EMC’s bonds or convertible notes which may be outstanding from time to time, EMC’s investment management policy, any common stock repurchase or VMware Class A common stock purchase programs which may exist from time to time, and EMC’s dividend policy.

Leadership and Compensation Committee

Other Members:  William D. Green and Paul Sagan

Meetings Held in 2015: 9

Primary Responsibilities:  This committee sets EMC’s executive compensation philosophy and objectives, recommends compensation for non-employee directors, sets the compensation of the Chairman and CEO, reviews and approves the goals and objectives relevant to the compensation of the Chairman and CEO and evaluates his performance, including his performance relative to

Randolph L. Cowen Chair
his respective goals and objectives as well as his overall performance. The Compensation Committee also reviews and approves the compensation of EMC’s other executive officers, oversees the incentives and risks associated with the Company’s compensation policies and practices, and oversees regulatory compliance of compensation matters. For more information on compensation risk oversight, please see “Corporate Governance - Risk Oversight” on page 24 of this Proxy Statement. The Compensation Committee annually reviews EMC’s equity plans, approves grants under EMC’s equity plans and has the authority to administer and interpret the provisions of EMC’s equity, deferred compensation, 401(k) and other plans. The Compensation Committee also oversees and reports to the Board on succession planning for the CEO and other senior management positions.

The Compensation Committee incorporates certain metrics that are part of EMC’s operating plan into the compensation program for EMC’s executive officers. The Board of Directors approves EMC’s operating plan. Accordingly, in this regard, while the Compensation Committee establishes our executive compensation program, the Board of Directors also is involved in executive compensation. Subject to compensation parameters approved by the Compensation Committee, Joseph M. Tucci, our CEO, and David I. Goulden, CEO, EMC Information Infrastructure, set the performance goals under our business unit incentive compensation plans. These goals are aligned with EMC’s operating plan. In addition, Messrs. Tucci and Goulden, subject to compensation parameters approved by the Compensation Committee, may approve the individual performance goals under our Executive Management by Objectives Plan to the extent such goals are not otherwise set by the Compensation Committee. Messrs. Tucci and Goulden also present recommendations regarding the compensation of our executive officers to the Compensation Committee for approval. The Executive Vice President, Human Resources, assists Messrs. Tucci and Goulden in performing their compensation-related responsibilities and also assists the Compensation Committee in fulfilling its functions.

Compensation Consultant: The Compensation Committee has engaged Towers Watson & Co. (“Towers Watson”) as its compensation consultant. Towers Watson works at the direction of the Compensation Committee and reports directly to the Compensation Committee. For more information, please see “Compensation Discussion and Analysis - Role of Compensation Consultant” on page 55 of this Proxy Statement.

Board Committees (continued)

Compensation Committee Interlocks and Insider Participation: None of the Compensation Committee members has ever been an officer or employee of EMC. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee.

For more information on the Compensation Committee’s responsibilities and our compensation program, please see “Corporate Governance” and “Compensation Discussion and Analysis” beginning on pages 22 and 37, respectively, of this Proxy Statement.

Mergers and Acquisitions Committee

Other Members:  Randolph L. Cowen, William D. Green and Joseph M. Tucci

Meetings Held in 2015: 9

Primary Responsibilities:  This committee reviews and approves (or recommends that the Board approve) potential acquisitions, divestitures and investments. The Mergers and Acquisitions Committee also evaluates the execution, financial results and integration of completed acquisition transactions.

John R. Egan Chair

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of common stock owned on March 1, 2016 (except as otherwise indicated) (i) by each person who is known by EMC to own beneficially more than 5% of the common stock, (ii) by each of EMC’s directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all directors and executive officers of EMC as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned[1]	Percent of Outstanding Shares
The Vanguard Group	114,014,600[2]	5.8%
BlackRock, Inc.	104,419,240[3]	5.3%
Michael W. Brown[4,5]	136,900	**
Jeremy Burton[4,6]	178,307	**
Donald J. Carty[4]*	23,100	**
Randolph L. Cowen[4,7]*	76,900	**
James S. DiStasio[4,8]*	56,900	**
John R. Egan[4]*	1,142,117	**
Howard D. Elias[4,9]	771,379	**
David I. Goulden[4,10]	726,263	**
William D. Green[4]*	18,133	**
Edmund F. Kelly[4,11]	106,900	**
Jami Miscik[4]*	26,125	**
Zane C. Rowe[4]	48,129	**
Paul Sagan[4,12]*	96,900	**
Laura J. Sen[4,13]*	0	**
Joseph M. Tucci[4,14]*	2,403,695	**
All directors and executive officers as a group (23 persons)[15]	7,846,889	**

*	Nominee for director

**	Less than 1%

1
Except as otherwise noted, all persons have sole voting and investment power of their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of March 1, 2016.

2
Based solely on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 11, 2016. The Schedule 13G/A provides that, as of December 31, 2015, The Vanguard Group beneficially owned in the aggregate 114,014,600 shares of common stock and that it had sole power to vote or direct the voting of 3,593,649 of such shares, sole power to dispose or direct the disposition of 110,225,835 of such shares, shared power to vote or direct the voting of 194,700 of such shares and shared power to dispose or direct the disposition of 3,788,765 of such shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

3
Based solely on the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2016. The Schedule 13G/A provides that, as of December 31, 2015, BlackRock, Inc. beneficially owned in the aggregate 104,419,240 shares of common stock and that it had sole power to vote or direct the voting of 85,014,050 of such shares, sole power to dispose or direct the disposition of 104,414,887 of such shares, shared power to vote or direct the voting of 4,353 of such shares and shared power to dispose or direct the disposition of 4,353 of such shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

4
Does not include restricted stock units held by the following individuals: Mr. Brown (8,900); Mr. Burton (453,614); Mr. Carty (8,900); Mr. Cowen (8,900); Mr. DiStasio (8,900); Mr. Egan (8,900); Mr. Elias (432,159); Mr. Goulden (565,463); Mr. Green (8,900); Mr. Kelly (8,900); Ms. Miscik (8,900); Mr. Rowe (296,681); Mr. Sagan (8,900); Ms. Sen (5,933); and Mr. Tucci

Security Ownership of Certain Beneficial Owners and Management (continued)

(576,069). The restricted stock units held by Messrs. Brown, Carty, Cowen, DiStasio, Egan, Green, Kelly and Sagan and Mses. Miscik and Sen will vest on April 30, 2016.

5	Mr. Brown is deemed to own 50,000 of these shares by virtue of options to purchase these shares.

6	Mr. Burton is deemed to own 79,175 of these shares by virtue of options to purchase these shares.

7	Mr. Cowen is deemed to own 20,000 of these shares by virtue of options to purchase these shares.

8	Mr. DiStasio is deemed to own 10,000 of these shares by virtue of options to purchase these shares.

9	Mr. Elias is deemed to own 364,017 of these shares by virtue of options to purchase these shares.

10	Mr. Goulden is deemed to own 378,022 of these shares by virtue of options to purchase these shares.

11	Mr. Kelly is deemed to own 30,000 of these shares by virtue of options to purchase these shares.

12	Mr. Sagan is deemed to own 30,000 of these shares by virtue of options to purchase these shares.

13	Under our stock ownership guidelines, Ms. Sen has five years to reach compliance with her guideline.

14	Mr. Tucci is deemed to own 937,987 of these shares by virtue of options to purchase these shares.

15
Includes 2,882,140 shares of common stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership. Excludes 3,800,970 restricted stock units held by all executive officers and directors as a group.

LEADERSHIP AND COMPENSATION COMMITTEE REPORT

The Leadership and Compensation Committee of EMC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Leadership and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

LEADERSHIP AND COMPENSATION COMMITTEE

Randolph L. Cowen, Chair
William D. Green
Paul Sagan

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Pay-for-Performance Philosophy

In keeping with our results-driven culture, the Compensation Committee expects our executives to deliver superior performance in a sustained fashion. As a result, a substantial portion of our executives’ overall compensation is tied to Company performance, with a significant majority of compensation awarded in the form of equity. The Compensation Committee links compensation to the achievement of challenging short- and long-term strategic, operational and financial goals that will drive EMC to achieve profitable revenue growth and market share gains, while investing in the business to further expand the global market opportunity for our product, services and solutions portfolio. In designing our executive compensation program, the Compensation Committee focuses on promoting our business strategy and aligning the interests of our executives with those of EMC shareholders.

Business Strategy

The evolution of the IT marketplace, accelerated by the adoption of mobile devices, cloud computing, Big Data and social networking, continues to have a profound impact on enterprises and the way people work and live.  EMC’s strategy is to enable enterprises to modernize their client/server-based infrastructures and applications while helping them to build new infrastructures and applications that take advantage of next generation opportunities in the cloud/mobile era of computing.

EMC is executing this strategy through our federation business model, which includes the following businesses: EMC Information Infrastructure, VMware Virtual Infrastructure, Pivotal and Virtustream (the “federation”). Together, our businesses enable customers to achieve their digital enterprise aspirations through business and IT transformation via trusted hybrid cloud, modern application development, Big Data and cybersecurity solutions.

Under this model, our businesses are strategically aligned to provide benefits for customers and partners, while each independent business operates freely to build its own ecosystem. This offers customers the ability to choose from a selection of the very best technology solutions, free from vendor lock-in. We believe this model creates a competitive advantage by ensuring tight integration of solutions for customers who prefer an integrated solution, and at the same time by allowing us to provide the best-of-breed offerings on a standalone basis for customers who prefer maximum flexibility in vendor and deployment options.

EMC stands at the forefront of the IT industry with a leading portfolio of products, services and solutions that provide a strong position from which to compete in the client/server-based platform of IT, which will continue to support the majority of enterprise workloads for several years to come; leading-edge technologies and products for the new cloud/mobile platform of IT; and powerful capabilities to help enterprises bridge the two.

Pending Merger with Dell

References to the “Merger” in this Compensation Discussion and Analysis refer to the pending transaction among Denali Holding Inc., Dell Inc., Universal Acquisition Co., and EMC, as more fully described in “Summary Information” beginning on page 1 of this Proxy Statement.

Compensation Discussion and Analysis (continued)

2015 Business Results

In 2015, we achieved the following revenue, profit and free cash flow:

2015 ($)
Revenue	24.70 billion
Non-GAAP Earnings Per Share (“EPS”)*	1.82
Free Cash Flow*	3.92 billion

*	A reconciliation of our GAAP to non-GAAP results can be found in Exhibit A to this Proxy Statement.

Please see “Management’s Discussion and Analysis” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for a more detailed description of our fiscal year 2015 financial results.

2015 Executive Compensation Program

The Compensation Committee approved an executive compensation program for 2015 that implemented our pay-for-performance philosophy.

The primary elements of our executive compensation program are base salary, cash bonuses and equity incentives. In designing the cash bonus and equity incentive plans, the Compensation Committee predominantly used consolidated financial metrics as performance goals to drive the successful execution of the federation strategy.

Below is a summary of the Named Executive Officers’ 2014 and 2015 compensation as set forth in the Summary Compensation Table:

Name	Year	Salary ($)	Cash Incentive Compensation ($)	Equity Awards ($)	All Other Compensation ($)	Total ($)
Joseph M. Tucci	2015	1,000,000	1,144,422	7,942,324	320,964	10,407,710
	2014	1,000,000	1,307,021	8,415,112	481,186	11,203,318
Zane C. Rowe	2015	750,000	600,741	4,963,999	195,373	6,510,113
	2014	167,308	174,686	6,000,019	54,350	6,696,362*
David I. Goulden	2015	850,000	954,415	7,942,324	103,051	9,849,790
	2014	850,000	1,075,513	8,415,112	190,632	10,531,257
Jeremy Burton	2015	800,000	665,940	6,964,012	86,626	8,516,578
	2014	768,750	717,035	5,259,464	158,236	6,903,485
Howard D. Elias	2015	781,923	665,940	6,964,012	84,644	8,496,519
	2014	750,000	746,183	5,259,464	178,839	6,934,486

*	Also includes a $300,000 sign-on bonus that Mr. Rowe received in 2014.

For more information, please see the Summary Compensation Table, and the accompanying compensation tables, beginning on page 57 of this Proxy Statement.

2015 Cash Bonuses

For the cash bonus plans, the Compensation Committee approved challenging revenue, profitability and cash flow goals, as well as qualitative goals to complete strategic and operational priorities, because they believe that solid performance in these areas leads to long-term shareholder value.

Compensation Discussion and Analysis (continued)

Based on EMC’s financial performance in 2015, the Named Executive Officers achieved approximately 91.9%, 94.7% and 91.1%, respectively, of the non-GAAP EPS, revenue and free cash flow targets established by the Compensation Committee for the 2015 Corporate Incentive Plan. In addition, the Named Executive Officers achieved between 71% and 86% of their respective strategic and operational priorities established by the Compensation Committee for the 2015 Executive Management By Objectives Plan (the “Executive MBO”).

Since our 2015 revenue, EPS and free cash flow results fell below the applicable plan targets and the Named Executive Officers failed to achieve all of their respective strategic and operational goals, the Named Executive Officers’ cash bonuses were paid at less than target, in the amounts set forth below:

Name	Corporate Incentive Plan		Executive MBO
	Target ($)	Actual ($)	Target ($)	Actual ($)
Joseph M. Tucci	1,080,000	888,840	360,000	255,582
Zane C. Rowe	562,500	462,938	187,500	137,803
David I. Goulden	862,500	709,838	287,500	244,577
Jeremy Burton	600,000	493,800	200,000	172,140
Howard D. Elias	600,000	493,800	200,000	172,140

2015 Equity Incentive Awards

For 2015, the Compensation Committee granted our Named Executive Officers a mix of performance stock unit awards and time-based stock unit awards, as described below. The number of performance-based and time-based stock unit awards granted to the Named Executive Officers is set forth below:

Name	February 2015 Performance Awards (#)	February 2015 Time-Based Awards (#)	July 2015 Time-Based Awards (#)
Joseph M. Tucci	176,212	117,475	0
Zane C. Rowe	110,134	73,422	0
David I. Goulden	176,212	117,475	0
Jeremy Burton	110,134	73,422	74,963
Howard D. Elias	110,134	73,422	74,963
Subject to accelerated vesting upon the earlier consummation of the Merger, these performance stock units will vest in 2018 only if the Company achieves specific three-year cumulative non-GAAP EPS, revenue and relative TSR metrics. We refer to these three-year performance awards as the “2015 LTIP stock units.”

In addition, recognizing that a very large portion of our executives’ compensation is at risk, the Compensation Committee granted our Named Executive Officers these time-based stock units to promote retention. Subject to accelerated vesting upon the earlier consummation of the Merger, the time‑based stock units vest over a two- or three-year period, subject to the executive’s continued employment with EMC.

For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

2012 Long-Term Incentive Plan Awards
In August 2012, the Compensation Committee granted three-year performance-based restricted stock units to select members of EMC’s senior management team. We refer to these grants as the “2012 LTIP stock units.”

Compensation Discussion and Analysis (continued)

Since the 2012 LTIP stock unit awards were incremental to the participating executives’ annual compensation, the Compensation Committee set a rigorous three-year cumulative revenue target of $79.2 billion for fiscal years 2013 through 2015, with a minimum threshold of $72.0 billion.

Our actual three-year cumulative revenue was $72.37 billion. In accordance with plan design, 62.6% of the 2012 LTIP stock units became eligible to vest in two equal installments, the first of which vested in February 2016. Subject to accelerated vesting upon the earlier consummation of the Merger, the second installment will vest in February 2017, subject to the executive’s continued employment. The remaining 37.4% of the 2012 LTIP stock units did not vest and were forfeited.

For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

Other Compensation Practices

Highlights of our executive compensation program also include:

What We Do
✓ Pay-for-performance
✓ Require significant stock ownership by executives and directors
✓ Maintain “double trigger” change in control agreements
✓ Maintain a clawback policy applicable to all employees for cash and equity incentive compensation
✓ Compensation Committee oversees risks associated with compensation policies and practices
✓ Compensation Committee retains an independent compensation consultant
✓ CEO succession planning

What We Do Not Do
✗ No hedging or pledging of Company stock
✗ No excessive perquisites for executives
✗ No pension or SERP benefits for executives
✗ No discounted stock options
✗ No option repricings without shareholder approval
✗ No dividend equivalents paid unless equity awards vest
✗ No excise tax gross-ups

The Compensation Committee believes that the actions and policies described above clearly demonstrate the Company’s commitment to and consistent execution of an effective pay-for-performance executive compensation program.

Compensation Discussion and Analysis (continued)

Named Executive Officers

The executive officers who appear in the Summary Compensation Table for 2015 are referred to collectively in this Proxy Statement as the “Named Executive Officers,” and they are:

Name	Title
Joseph M. Tucci	Chairman and Chief Executive Officer
Zane C. Rowe	Former Executive Vice President and Chief Financial Officer
David I. Goulden	Chief Executive Officer, EMC Information Infrastructure
Jeremy Burton	President, Products and Marketing
Howard D. Elias	President and Chief Operating Officer, Global Enterprise Services

Mr. Rowe served as Chief Financial Officer of EMC until March 1, 2016, at which time he became Chief Financial Officer of VMware. Denis G. Cashman was appointed Chief Financial Officer of EMC, effective March 1, 2016.

EMC’s Executive Compensation Program

The primary elements of EMC’s executive compensation program are base salary, cash bonuses and equity incentives.

When designing the executive compensation program, the Compensation Committee gives significant weight to cash bonuses and equity incentives, which reflects the Compensation Committee’s belief that a large portion of executive compensation should be performance-based. This compensation is performance-based since payment and/or vesting are tied to the achievement of individual and/or corporate performance goals. In addition, with respect to the equity awards, the value ultimately realized by the recipient fluctuates with the price of our common stock. The Compensation Committee believes that equity incentives are particularly significant because they drive the achievement of EMC’s long-term operational and strategic goals and align the executives’ interests with those of EMC shareholders, while the cash bonuses drive the achievement of shorter-term performance goals. In designing our cash bonus and equity incentive programs for 2015, the Compensation Committee predominantly used consolidated financial metrics as performance goals to drive the successful execution of the federation strategy.

Compensation Discussion and Analysis (continued)

Set forth below is a summary of the relative weights given to each component of the 2015 compensation opportunities for Mr. Tucci and the other Named Executive Officers.

______________________

*	Reflects average compensation.

For purposes of determining the percentages shown above for the annual compensation opportunities of the Named Executive Officers, the base salaries and cash bonus targets are calculated on an annualized basis. In addition, it is assumed that cash bonuses are earned at target levels and restricted stock units have a value equal to the underlying value of the stock on the date the grant was approved. Since incentive compensation has both upside opportunities and downside risk, these percentages may not reflect the actual amounts realized.

Base Salary

We use base salary to compensate our employees, including the Named Executive Officers, for performing their day-to-day responsibilities. In general, the base salary of each of the Named Executive Officers is determined by evaluating the executive officer’s responsibilities, experience and impact on EMC’s results and the salaries paid to similarly situated executives internally and externally. After consideration of the foregoing factors, Mr. Elias’ base salary was increased in May 2015. The Compensation Committee did not approve any other changes to the base salaries of our Named Executive Officers for 2015.

Compensation Discussion and Analysis (continued)

The Named Executive Officers’ 2015 annual base salaries are set forth below:

Name	2015 ($)
Joseph M. Tucci*	1,000,000
Zane C. Rowe	750,000
David I. Goulden	850,000
Jeremy Burton	800,000
Howard D. Elias**	800,000

*	Mr. Tucci’s annual base salary has not increased since 2001.

**	As described above, Mr. Elias’ annual base salary increased from $750,000 to $800,000 in May 2015.

Cash Bonus Plans

In 2015, more than 95% of our employees, including the Named Executive Officers, participated in our cash bonus plans under which the payment of bonuses is contingent upon the achievement of pre-determined performance goals. Our cash bonus plans are designed to motivate our employees to achieve specified corporate, business unit, individual, strategic, operational and financial performance goals.

Each year, the Compensation Committee approves each Named Executive Officer’s cash bonus opportunity. In determining the cash bonus opportunity, the Compensation Committee considers a number of factors, including EMC’s performance, the individual’s performance and the performance of the business unit or function for which the individual is responsible, the individual’s contribution to the execution of the federation strategy, the individual’s experience, similar compensation opportunities that may be payable to similarly situated executives internally and externally, changes in the competitive marketplace and the economy, and the other elements of compensation payable by EMC to the individual. After consideration of the foregoing factors, the Compensation Committee did not make any changes to the annual target cash bonus opportunities of our Named Executive Officers for 2015.

The Named Executive Officers’ 2015 total annual target cash bonus opportunities are set forth below:

Name	2015 ($)
Joseph M. Tucci*	1,440,000
Zane C. Rowe	750,000
David I. Goulden	1,150,000
Jeremy Burton	800,000
Howard D. Elias	800,000

*	Mr. Tucci’s total annual target cash bonus opportunity has not increased since 2001.

2015 Cash Bonus Plans

For 2015, the Compensation Committee approved two cash bonus plans in which the Named Executive Officers were eligible to participate: the Corporate Incentive Plan and the Executive MBO. The Corporate Incentive Plan is intended to incent the achievement of financial metrics for the Company that are aligned with the annual operating plan set by the Board. The Executive MBO is intended to incent the achievement of strategic and operational goals.

The Compensation Committee determined that the vast majority (75%) of the cash bonus opportunity for the Named Executive Officers should be allocated to the Corporate Incentive Plan since they have responsibility for, and a significant impact on, EMC’s overall corporate performance and achievement of long-term objectives, and the remaining

Compensation Discussion and Analysis (continued)

portion (25%) of their respective cash bonus opportunity should be allocated to the Executive MBO to focus on the achievement of specific strategic and operational goals.

2015 Corporate Incentive Plan

The 2015 Corporate Incentive Plan is an annual incentive plan under which EMC executives, including our Named Executive Officers, were eligible to receive cash bonuses contingent upon EMC’s attainment of EPS, revenue and free cash flow targets, with 50% of the opportunity based on EPS, 30% based on revenue and 20% based on free cash flow. The Compensation Committee selected these financial metrics because in its judgment they represent the primary metrics on which the Named Executive Officers should focus to drive EMC’s strategic plan and shareholder value. EPS was given the greatest weighting under the 2015 Corporate Incentive Plan to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value. EPS and free cash flow are calculated on a non-GAAP basis. EMC’s management uses these non-GAAP financial measures in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons.

Plan participants were provided with the opportunity to earn up to 40% of their annual target bonus on the achievement of both EPS and revenue targets set by the Compensation Committee for the first half of 2015. The opportunity to receive a first-half payment was provided to incent strong revenue growth and profitability during the first half of the year. The plan design provided no payment for the free cash flow component for the first half of 2015 because the Compensation Committee determined that it would not be appropriate to assess whether a full year free cash flow target would be achieved after only six months given the large number of factors that could impact free cash flow in the second half of the year.

The 2015 Corporate Incentive Plan funds at 100% of target upon the achievement of the performance target for each of the three metrics. Although, generally, participants were not entitled to a bonus unless the performance threshold for each metric was achieved, the Compensation Committee had discretion under the plan to award up to 50% of the annual target opportunity for performance below that threshold. In addition, the plan provided that the Compensation Committee could exercise negative discretion to reduce payments. The maximum bonus opportunity under the plan was equal to 200% of a participant’s target bonus opportunity.

The elements of the 2015 Corporate Incentive Plan are set forth below:

Performance Goal	Threshold (50% Payout) ($)	Target (100% Payout) ($)	Maximum (200% Payout) ($)	Component Weighting	Achievement/ Plan Payout ($)
Non-GAAP EPS*	1.58	1.98	2.06	50%	1.82/80.7%
Revenue (billions)	20.874	26.093	26.771	30%	24.704/87.3%
Non-GAAP free cash flow (billions)*	3.440	4.300	4.474	20%	3.917/78.7%

*
For purposes of calculating achievement of the EPS target, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, a fair value adjustment on assets held for sale, VMware litigation and other contingencies, a VMware GSA settlement charge, special tax items and merger-related costs were excluded. For purposes of calculating achievement of the free cash flow target, free cash flow was defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. A reconciliation of our GAAP to non-GAAP results can be found in Exhibit A to this Proxy Statement.

Compensation Discussion and Analysis (continued)

We did not achieve 100% of the EPS, revenue or free cash flow targets under the 2015 Corporate Incentive Plan, and each participant’s bonus was paid at only 82.3% of target. The annual target bonus opportunities and actual payouts to the Named Executive Officers under the 2015 Corporate Incentive Plan are set forth below:

Name	Corporate Incentive Plan
	Target ($)	Actual ($)
Joseph M. Tucci	1,080,000	888,840
Zane C. Rowe	562,500	462,938
David I. Goulden	862,500	709,838
Jeremy Burton	600,000	493,800
Howard D. Elias	600,000	493,800

2015 Executive MBO

In 2015, members of our executive leadership team were eligible to receive semi-annual cash bonuses contingent upon achievement of a number of shared and individual semi-annual performance goals under the Executive MBO. The primary purpose of the Executive MBO is to focus our executive leadership team on the completion of strategic and operational priorities, thereby leading to greater long-term shareholder value.

The Compensation Committee assigned shared goals to the executive leadership team, including the Named Executive Officers, with a significant majority of the payments tied to the achievement of these shared goals. In addition, the participating executives were assigned individual goals, with a small portion of the payments tied to achievement of the individual goals. The Compensation Committee assigned individual goals to Messrs. Tucci and Rowe, Mr. Tucci assigned individual goals to Mr. Goulden, and Messrs. Tucci and Goulden assigned individual goals to Messrs. Burton and Elias. Each of the shared goals and individual goals were specific and measurable. At the close of each half of 2015, the Compensation Committee or Messrs. Tucci and Goulden, as applicable, determined whether the applicable semi-annual goals had been achieved.

A general description of the shared and individual goals assigned to the Named Executive Officers under the Executive MBO in 2015 is set forth below:
First-Half Shared Goals

Executive Officers	Description
All Named Executive Officers
● Drive federation messaging and further development of strategic priorities
● Strengthen converged infrastructure strategy within federation
● Execute on new solutions-focused value-based sales approach
● Implement 3rd platform storage and infrastructure business initiatives
● Focus on talent management and succession planning

Second-Half Shared Goals

Executive Officers	Description
Joseph M. Tucci Zane C. Rowe
● Enhance market perception of federation strategy
● Execute on go-to-market initiatives for the federation
● Develop a cost reduction plan for federation
● Continue development of cloud services business strategy

David I. Goulden Jeremy Burton Howard D. Elias
● Reorganize EMC Information Infrastructure business segments
● Develop new EMC Information Infrastructure go-to-market strategy
● Develop a cost reduction plan for EMC Information Infrastructure
● Focus on talent management to support reorganized business segments

In addition to the first-half shared goals described above, the Compensation Committee assigned the Named Executive Officers certain first-half financial goals under the Executive MBO that were aligned to EMC’s 2015

Compensation Discussion and Analysis (continued)

operating plan. The Compensation Committee assigned Messrs. Tucci and Rowe first-half financial goals related to EMC’s consolidated revenue and non-GAAP EPS results, as the Compensation Committee determined that Messrs. Tucci and Rowe are most responsible for the overall federation strategy. Messrs. Goulden, Burton and Elias had first-half financial goals based on revenue and operating income results for the EMC Information Infrastructure business, as the Compensation Committee determined that those executives should have an additional incentive to focus on the EMC Information Infrastructure business.

EMC achieved the following results against those targets:

Joseph M. Tucci and Zane C. Rowe				David I. Goulden, Jeremy Burton and Howard D. Elias
EMC Consolidated				EMC Information Infrastructure
Revenue (billions)		Non-GAAP EPS*		Revenue (billions)		Operating Income** (billions)
Target ($)	Actual ($)	Target ($)	Actual ($)	Target ($)	Actual ($)	Target ($)	Actual ($)
11.972	11.610	0.73	0.74	8.763	8.470	1.299	1.268

*
For purposes of calculating achievement of the EPS target, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, the R&D tax credit for 2015, a fair value adjustment on assets held for sale, a VMware GSA settlement charge and VMware litigation and other contingencies were excluded. A reconciliation of our GAAP to non-GAAP results can be found in Exhibit A to this Proxy Statement.

**
For purposes of calculating achievement of the EMC Information Infrastructure operating income target, amounts relating to corporate reconciling items, VMware operating income and Pivotal operating expense were excluded. A reconciliation of EMC consolidated operating income to EMC Information Infrastructure operating income can be found in Exhibit A to this Proxy Statement.

The Named Executive Officers were not assigned second-half financial goals under the Executive MBO because the Compensation Committee determined that the Named Executive Officers were adequately incented to drive financial performance through their participation in other cash and equity incentive plans.
Individual Goals

Executive Officer	Description
Joseph M. Tucci	● Continue development of long-term strategy for federation ● Optimize alignment and cooperation among federation companies ● Drive key Pivotal business initiatives ● Focus on CEO succession planning
Zane C. Rowe
● Continue development of long-term strategy for federation
● Optimize alignment and cooperation among federation companies
● Focus on federation capital structure and allocation
● Strengthen investor relations program
● Sponsor new customer accounts

David I. Goulden
● Harmonize and coordinate strategic business initiatives
● Lead go-to-market strategy for new EMC Information Infrastructure business segments
● Execute on talent management initiatives
● Focus on customer accounts

Jeremy Burton	● Drive product launches and related initiatives ● Continue development of go-forward product strategy
Howard D. Elias	● Drive supply chain integration efforts ● Execute on talent management initiatives
Although achievement of the Executive MBO goals for each of the Named Executive Officers required significant effort, the Compensation Committee expected that the goals would be attainable by the Named Executive Officers and, historically, a significant percentage of the Executive MBO goals from year to year have been achieved.

Compensation Discussion and Analysis (continued)

Overall, in 2015, the Named Executive Officers’ achievement of their respective goals ranged from 71% to 86%. The annual target bonus opportunities and actual payouts to the Named Executive Officers under the 2015 Executive MBO are set forth below:

Name	Executive MBO
	Target ($)	Actual ($)
Joseph M. Tucci	360,000	255,582
Zane C. Rowe	187,500	137,803
David I. Goulden	287,500	244,577
Jeremy Burton	200,000	172,140
Howard D. Elias	200,000	172,140

Equity Incentives

EMC believes strongly that equity awards align the interests of our employees with those of our shareholders. EMC grants equity incentive awards:

•	to motivate our employees, including the Named Executive Officers, to achieve EMC’s financial and strategic goals;

•	to tie a portion of the compensation of our employees, including the Named Executive Officers, to the value of our common stock; and

•	to promote retention through the use of multi-year vesting schedules.

Under the Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”), EMC grants equity awards with performance-based and/or time-based vesting conditions to provide employees with a mixed equity portfolio and to increase employee retention. In establishing criteria for equity awards to be granted to the Named Executive Officers, the number of shares subject to those awards and the terms and conditions of those awards, the Compensation Committee takes into account the duties and responsibilities of the individual, individual performance, previous equity awards made to such individual and the value of those awards, and awards made to similarly situated executives internally and externally.

Treatment of Equity Awards upon Consummation of the Merger

With limited exceptions (discussed below), in connection with the consummation of the Merger, all outstanding EMC equity awards will become fully vested (with performance awards vesting at the target level of performance) and, where applicable, exercised, and each holder will become entitled to receive the merger consideration with respect to the shares of EMC common stock subject to each award (net of shares withheld for exercise price and tax withholding obligations) upon consummation of the Merger in the same manner as other EMC shareholders.

Pursuant to the terms of the merger agreement, individual award recipients may agree that the vesting of their outstanding equity awards may not fully accelerate in connection with the Merger, but no such agreements are in effect with any of the Named Executive Officers as of the date of this Proxy Statement. In addition, EMC may grant equity awards prior to the consummation of the Merger, which, by their terms, may not fully accelerate in connection with the Merger, but no such awards have been made to any of the Named Executive Officers as of the date of this Proxy Statement.

The discussion in this Compensation Discussion and Analysis with respect to the design and vesting terms of outstanding equity awards is subject to the vesting treatment described above upon consummation of the Merger. For more information on the Merger, please see “Summary Information” beginning on page 1 of this Proxy Statement.

Compensation Discussion and Analysis (continued)

2015 Equity Award Program

In designing the equity program for our executive leadership team each year, the Compensation Committee considers marketplace trends in incentive plan design and feedback received from our shareholder engagement. In 2014, the Compensation Committee changed the design of the equity program for our executive leadership team to:

•	establish multi-year performance goals to incent long-term performance; and

•	add a relative TSR metric to provide strong alignment with shareholder interests.

For 2015, the Compensation Committee determined it was appropriate to continue with the 2014 plan design. Accordingly, the Compensation Committee granted our Named Executive Officers a mix of performance stock unit awards and time-based stock unit awards in 2015, as described below. The number of performance-based and time-based stock unit awards granted to the Named Executive Officers is set forth below:

Name	February 2015 Performance Awards* (#)	February 2015 Time-Based Awards (#)	July 2015 Time-Based Awards (#)
Joseph M. Tucci	176,212	117,475	0
Zane C. Rowe	110,134	73,422	0
David I. Goulden	176,212	117,475	0
Jeremy Burton	110,134	73,422	74,963
Howard D. Elias	110,134	73,422	74,963

*	Reflects target number of performance awards.

2015 Performance Stock Units

The performance stock units granted to the Named Executive Officers in February 2015 are designed to vest in 2018 only if the Company achieves specific three-year cumulative non-GAAP EPS, revenue and relative TSR metrics, subject to the treatment described above in the event of the earlier consummation of the Merger. We refer to these three-year performance awards as the “2015 LTIP stock units.”

As described below, the EPS, revenue and relative TSR goal components of the 2015 LTIP stock units are weighted 45%, 30% and 25%, respectively.

Each of the EPS and revenue components of the 2015 LTIP stock units are designed to vest if EMC achieves greater than the threshold level of the cumulative goal for such component over fiscal years 2015 through 2017. The Compensation Committee selected EPS and revenue metrics because in its judgment they represent two of the most important metrics on which the Named Executive Officers should focus to drive EMC’s strategic plan and shareholder value. EPS was given the greatest weighting to emphasize profitable growth and because the Compensation Committee believes that increases in EPS over time will lead to greater long-term shareholder value. EPS is calculated on a non-GAAP basis.

The TSR component of the 2015 LTIP stock units is designed to vest if EMC achieves at least a threshold level of TSR over fiscal years 2015 through 2017 relative to the S&P 500 Technology Index. The Compensation Committee selected a relative TSR metric in recognition of evolving marketplace trends in incentive plan design and because the Compensation Committee believes that relative TSR is an important indicator of EMC’s performance compared to the industry, provides the executives added incentive to make EMC a market leader within the industry, and provides strong alignment with shareholder interests. For purposes of these awards, TSR will be determined by dividing the 20-day average market value of our common stock at the end of the performance period by the 20-day average market value at the beginning of the performance period, and EMC’s TSR will be compared to the TSR ranking of companies included in the S&P 500 Technology Index.

Compensation Discussion and Analysis (continued)

Subject to the treatment described above in the event of the earlier consummation of the Merger, the vesting and payouts of the 2015 LTIP stock units depend on the percentage of achievement of the applicable targets, as follows:

Performance Goal	Threshold*		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout
Non-GAAP EPS	50% of target	-0-	97% to 103% of target	100% of target	120% of target	200% of target
Revenue	67% of target	-0-	97% to 103% of target		110% of target
Relative TSR	25th percentile	50% of target	50th percentile		75th percentile

*	For non-GAAP EPS and revenue performance in excess of the applicable threshold level set forth above, some portion of the stock units associated with the applicable performance metric will vest.

As set forth in the table above, the Compensation Committee selected funding slopes and a range (or “collar”) for achieving EPS and revenue performance targets in recognition of the difficulty in setting long-term goals within a rapidly transforming IT market. In connection with selecting these design features, the Compensation Committee’s compensation consultant provided the Compensation Committee assistance in reviewing peer practices and market trends for incentive plan design and the probability of achieving target performance.

Subject to the treatment described above in the event of the earlier consummation of the Merger, if actual results fail to reach or exceed the threshold levels of performance for any of the EPS, revenue and/or relative TSR performance metrics set forth above, the number of 2015 LTIP stock units associated with that metric will be forfeited; conversely, if actual results exceed the target goals for any of the performance metrics, up to 200% of the target number of 2015 LTIP stock units associated with that metric may vest.

The Compensation Committee believes that the three-year cumulative EPS and revenue goals are rigorous and that EMC must demonstrate superior EPS and revenue growth to meet these goals. The EPS and revenue goals were set, in part, in consideration of historical trends in our product growth rates and margins, industry projections for our addressable market, input from leaders of our business units across the federation on long-term expectations, and capital allocation strategies. The actual level of achievement will depend on EMC’s performance through 2017, subject to the treatment described above in the event of the earlier consummation of the Merger. If the Merger is not consummated, EMC will provide retrospective disclosure regarding the three-year cumulative EPS and revenue targets in 2018.

For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

2015 Time-Based Restricted Stock Units

Recognizing that a very large portion of our executives’ compensation is at risk, the Compensation Committee determined to grant time-based stock units to promote retention. Accordingly, in addition to the performance stock units described above, our Named Executive Officers were granted time-based stock units in February 2015. Subject to the treatment described above in the event of the earlier consummation of the Merger, the time-based stock units granted in February 2015 vest at the rate of one-third per year on each of the first three anniversaries of the grant date, subject to the executive’s continued employment with EMC.

In July 2015, the Compensation Committee granted each of Messrs. Burton and Elias 74,963 time-based stock units. Subject to the treatment described above in the event of the earlier consummation of the Merger, these stock units vest at the rate of 50% per year on each of the first two anniversaries of the grant date, subject to the executive’s continued employment with EMC. The Compensation Committee determined that these awards were appropriate in recognition of their outstanding performance and after further consideration of the equity compensation opportunities that may be afforded to similarly situated executives internally and externally.

Compensation Discussion and Analysis (continued)

For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

Pre-2015 Performance-Based Awards

2014 Performance Stock Units

As more fully described in the Proxy Statement for our 2015 Annual Meeting of Shareholders, in February 2014, the Compensation Committee granted three-year performance-based restricted stock units to EMC’s executive leadership team, including the Named Executive Officers (other than Mr. Rowe, whose employment with EMC commenced in October 2014). We refer to these grants as the “2014 LTIP stock units.” The 2014 LTIP stock units have a similar plan design as the 2015 LTIP stock units described above, except the 2014 LTIP stock units will vest based on performance over fiscal years 2014 through 2016, subject to the treatment described above in the event of the earlier consummation of the Merger.

The Compensation Committee believes that the three-year cumulative EPS and revenue goals are rigorous and that EMC must demonstrate superior EPS and revenue growth to meet these goals. The actual level of achievement will depend on EMC’s performance through 2016, subject to the treatment described above in the event of the earlier consummation of the Merger. If the Merger is not consummated, EMC will provide retrospective disclosure regarding the three-year cumulative EPS and revenue targets in 2017.

For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

2012 Long-Term Incentive Plan Awards

As more fully described in the Proxy Statement for our 2013 Annual Meeting of Shareholders, in August 2012, the Compensation Committee granted three-year performance-based restricted stock units to select members of EMC’s senior management team, including Mr. Burton. We refer to these grants as the “2012 LTIP stock units.”

The Compensation Committee set a three-year cumulative revenue target of $79.2 billion for fiscal years 2013 through 2015 to be eligible for 100% vesting of the 2012 LTIP stock units, with a lesser percentage of 2012 LTIP stock units becoming eligible to vest for revenue achievement below target, but at or above a threshold of $72.0 billion.

Since the 2012 LTIP stock unit awards were incremental to the participating executives’ annual compensation, the Compensation Committee set a rigorous cumulative revenue target to incent sustained growth. IT spending growth over the past three years was significantly slower than the Compensation Committee expected when the three-year cumulative revenue target was established in December 2012. However, our actual three-year cumulative revenue ($72.37 billion) was above the threshold level of achievement.

Accordingly, the Compensation Committee determined that 62.6% of the 2012 LTIP stock units for Mr. Burton will vest in two equal installments, the first of which vested in February 2016. Subject to the treatment described above in the event of the earlier consummation of the Merger, the second installment will vest in February 2017, subject to Mr. Burton’s continued employment with EMC. The remaining 37.4% of the 2012 LTIP stock units did not vest and were forfeited.

For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

Compensation Discussion and Analysis (continued)

Dividend Equivalents

As previously disclosed, the Company commenced payment of a quarterly cash dividend to shareholders, with the first quarterly dividend paid in July 2013. Pursuant to the existing terms of the Company’s outstanding restricted stock unit and performance stock unit awards, holders of those awards are entitled to accrue dividend equivalent payments in respect of cash dividends paid to shareholders while those awards are outstanding. These dividend equivalents will be paid to the holders of outstanding restricted stock unit and performance stock unit awards as and only to the extent such awards are earned and become vested. Pursuant to SEC rules, since restricted stock unit and performance stock unit awards granted to the Named Executive Officers prior to July 2013 were granted at a time when the Company did not regularly pay cash dividends to shareholders, the value of any dividend equivalents accrued on those awards in 2015, whether or not paid, are disclosed in the Summary Compensation Table as “All Other Compensation” on page 57 of this Proxy Statement.

Equity Grant Guidelines

As is the case for all of our equity awards and in accordance with our equity grant guidelines, stock options are usually granted by the Compensation Committee at regularly scheduled meetings. The grant date for such awards is generally the date of the meeting (if a business day) or the next business day (if the meeting is not held on a business day), however, if the meeting is held during the “quiet period” preceding our earnings announcement, the grant date is generally the first business day that the “quiet period” ends. The exercise price for stock options is always the closing price of our common stock on the grant date.

Retirement and Deferred Compensation Benefits

EMC does not provide the Named Executive Officers with a defined benefit pension plan, any supplemental executive retirement plans, or retiree health benefits. EMC employees, including the Named Executive Officers, may participate in a 401(k) plan. The 401(k) plan is provided to U.S. employees as a standard benefit offering, designed to assist employees with retirement savings in a tax-advantaged manner. The plan provides for a matching contribution of up to 6% of the employee’s compensation, with a maximum of $6,000 per year. The Company match vests pro rata over the participant’s first three years of service. EMC makes a matching contribution to the 401(k) plan to attract and retain employees and because it provides an additional incentive for employees to save for retirement.

EMC also maintains a nonqualified deferred compensation plan pursuant to which designated managerial or highly compensated employees, including the Named Executive Officers, may elect to defer the receipt of a portion of the base salaries and/or cash bonuses they would otherwise have received when earned. EMC does not make any matching or other contributions under this plan. The nonqualified deferred compensation plan was adopted in order to give participants the ability to defer receipt of certain income to a later date, which may be an attractive tax planning feature, the availability of which assists in the attraction and retention of executive talent. Participants’ account balances reflect gains and losses in the plan’s investment funds, which are substantially similar to the investment options available under the 401(k) plan. For more information on EMC’s deferred compensation plan, please see “Compensation of Executive Officers - Nonqualified Deferred Compensation” beginning on page 65 of this Proxy Statement.

Perquisites

The Named Executive Officers receive limited perquisites as described below. The perquisites we provide represent a small fraction of the total compensation of each Named Executive Officer. The value of the perquisites we provide are generally taxable to the Named Executive Officers and the incremental cost to EMC of providing these perquisites is reflected in the Summary Compensation Table.

Limited tax and financial planning services, executive physicals and temporary housing allowances are provided because the Compensation Committee believes they allow the Named Executive Officers to focus more of their time and

Compensation Discussion and Analysis (continued)

attention on their employment, promote the well-being of the Named Executive Officers, and facilitate attracting top talent and geographic relocation, respectively.

Personal use of EMC-owned aircraft is limited to our Chief Executive Officer and, on rare occasions, other Named Executive Officers. Limited personal use of EMC-owned aircraft is permitted to reduce these executives’ travel time and to allow them to devote more time to work duties.

EMC does not provide tax gross-ups to our Named Executive Officers or any other executive officers for perquisites or personal expenses.

The Compensation Committee periodically reviews the perquisites that it provides, including the cost to EMC of providing such perquisites, and believes that the perquisites provided are reasonable and appropriate. For more information on perquisites provided to the Named Executive Officers, please see the “All Other Compensation Table” on page 59 of this Proxy Statement.

Post-Termination Compensation

In addition to retirement and deferred compensation benefits described above, EMC has arrangements with the Named Executive Officers that may provide them with compensation following termination of employment for the reasons discussed below.

Change in Control

Change in Control Agreements

Change in control agreements benefit a corporation in the event of a change in control or a potential change in control by promoting stability during a potentially uncertain period and allowing executives who are parties to such agreements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment. The Board believes that it is in EMC’s best interest to have change in control agreements with the Named Executive Officers. EMC’s change in control agreements provide the executives with cash severance payments, equity award acceleration and certain other benefits in the event that their employment is terminated in connection with a change in control (which would include the Merger) or potential change in control (known as “double trigger” benefits), which payments and benefits are described in more detail under “Compensation of Executive Officers - Potential Payments upon Termination or Change in Control” beginning on page 66 of this Proxy Statement. The change in control agreements provide these benefits only if there is both (i) a change in control (or potential change in control) of EMC and (ii) the executive’s employment is terminated by EMC (or any successor) without cause or if the executive terminates his or her employment for good reason, in each case within 24 months following a change in control (or during a potential change in control period). We refer to such a termination of employment as a “qualifying termination.”

No excise tax gross-up is provided for any severance or other benefits paid under EMC’s change in control agreements with the Named Executive Officers.

The determination of the appropriate level of payments and benefits to provide in the event of a qualifying termination involved the consideration of a number of factors. The Board considered that a Named Executive Officer, who is more likely to lose his or her job in connection with a change in control than other employees, may require more time than other employees in order to secure an appropriate new position and, unless that executive was provided with change in control benefits, may be motivated to start a job search early in connection with a change in control to the detriment of EMC. The Compensation Committee reviewed peer practices and market trends, and determined that the level of change in control benefits provided to the Named Executive Officers is consistent with the level provided to executive officers of other public companies of similar size to EMC. Based on these considerations, we believe that the terms of the agreements are reasonable and provide an incentive for our Named Executive Officers to remain with EMC.

Compensation Discussion and Analysis (continued)

In addition, by not providing cash severance payments, accelerated vesting of certain equity awards or other benefits unless both a change in control (or potential change in control) has occurred and an executive has a qualifying termination, we believe that an acquiror will be better able to retain EMC’s management team following a change in control.

The Compensation Committee annually reviews the reasonableness and appropriateness of the terms and conditions of EMC’s change in control agreements and the benefits payable thereunder.

Certain Equity Awards

The significant majority of the equity awards held by our executive leadership team, including the Named Executive Officers, are designed to provide for accelerated vesting on a double trigger basis in connection with a change in control and a qualifying termination, consistent with EMC’s change in control agreements described above. However, the 2014 LTIP stock units will vest in full upon consummation of a change in control, as described in more detail under “Compensation of Executive Officers - Potential Payments upon Termination or Change in Control” beginning on page 66 of this Proxy Statement. In February 2015, the Compensation Committee changed the design of the long-term performance awards going forward to ensure that they would be treated in accordance with EMC’s change in control agreements described above. Accordingly, the 2015 LTIP stock units are designed to provide for accelerated vesting on a double trigger basis in connection with a change in control and a qualifying termination.

Notwithstanding the terms of the change in control agreements and equity awards described above to the contrary, with limited exceptions, vesting of all outstanding equity awards will accelerate in connection with the consummation of the Merger. For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

For more information on potential payments and benefits under the change in control agreements, please see “Compensation of Executive Officers - Potential Payments upon Termination or Change in Control” beginning on page 66 of this Proxy Statement.

Other Arrangements

Except in limited circumstances, EMC typically does not enter into employment agreements.

In 2012, the Company entered into an employment arrangement with Mr. Tucci under which he was entitled to severance benefits upon termination of employment, other than in connection with a change in control. In February 2015, the arrangement expired.

The Named Executive Officers are entitled to certain benefits upon a termination due to death, disability or retirement.

For more detail regarding these arrangements, please see “Compensation of Executive Officers - Potential Payments upon Termination or Change in Control” beginning on page 66 of this Proxy Statement.

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and certain other executive officers as of the end of any fiscal year. However, performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met. The Compensation Committee considered the impact of Section 162(m) when designing EMC’s cash bonus and equity programs and determined that EMC’s interests were best served by not restricting the Compensation Committee’s discretion and flexibility in designing the compensation programs, even if such programs may result in certain non-deductible compensation expenses. Notwithstanding our

Compensation Discussion and Analysis (continued)

general philosophy of maintaining flexibility in designing our programs, all of the performance equity awards granted to the Named Executive Officers in 2015 are designed with the intention to qualify as performance-based compensation that is exempt from the deductibility limits imposed by Section 162(m). However, the application of Section 162(m) is complex and may change over time (with potentially retroactive effect) and, accordingly, there can be no guarantee that all compensation intended to qualify as performance-based compensation will so qualify.

Stock Ownership Guidelines

To align the interests of our executive leadership team, including the Named Executive Officers, with those of our shareholders, we established stock ownership guidelines to ensure that they hold a significant equity interest in EMC. We have had stock ownership guidelines in place for many years.

In July 2015, the Compensation Committee revised the executive stock ownership guidelines to align more closely with prevailing market practice. The new stock ownership guidelines require each member of the executive leadership team to own a fixed number of shares, which is calculated based on a multiple of each executive’s annual base salary. While executives are accumulating shares to reach the applicable ownership guideline, they are required to hold at least 40% of the net shares they receive from stock option exercises or the vesting of restricted stock awards until the ownership guideline is met. The stock ownership guidelines for the Named Executive Officers currently in office are set forth below:

Name	Multiple of Base Salary	Stock Ownership Guideline
Joseph M. Tucci	10x	374,532
David I. Goulden	6x	191,011
Jeremy Burton	3x	89,888
Howard D. Elias	3x	89,888
New executive leadership team members have five years to reach compliance with the guidelines. Unexercised stock options, unvested shares of restricted stock and unvested restricted stock units are not counted for purposes of determining whether these guidelines are met. The Compensation Committee periodically reviews the executives’ holdings for compliance with these guidelines. As of March 1, 2016, all of the Named Executive Officers currently in office are in compliance with these guidelines.

Internal Pay Equity

Messrs. Tucci and Goulden are provided with a greater compensation opportunity than our other Named Executive Officers. As Chairman and Chief Executive Officer, Mr. Tucci has primary oversight for the overall corporate performance of the federation, including the continued evolution and development of our vision and strategic direction. As Chief Executive Officer, EMC Information Infrastructure, Mr. Goulden has primary oversight for the performance of the EMC Information Infrastructure business. In addition, Messrs. Tucci and Goulden are responsible for establishing EMC as a market leader with innovative products, services and solutions, expanding EMC’s position in the market, and maintaining and building relationships with customers, partners, suppliers, employees, shareholders and other stakeholders. In setting Messrs. Tucci’s and Goulden’s compensation levels, the Compensation Committee also considered their respective experience as proven leaders and the competitive market conditions for chief executive officers.

Hedging and Pledging Policies

EMC policies do not permit any employees, including the Named Executive Officers, to “hedge” ownership of EMC securities. In addition, no director, executive officer, or any related person, including any Named Executive Officer, may pledge EMC securities.

Compensation Discussion and Analysis (continued)

Compensation Recovery Policies

We have an incentive compensation clawback policy under which EMC will require reimbursement of any cash or equity incentive compensation paid where payment was predicated on financial results that were subject to a significant restatement and the individual engaged in fraud or willful misconduct that caused or partially caused the restatement. The policy applies to all EMC employees, including the Named Executive Officers. In addition, EMC’s equity plans contain provisions that allow EMC to cancel outstanding equity awards or “clawback” the value of awards recently realized if a Named Executive Officer or other senior employee engages in activity detrimental to EMC, such as failing to comply with EMC’s Key Employee Agreement, including the non‑competition and non-solicitation provisions, engaging in any activity that results in the employee’s termination for cause, or being convicted of a crime.

Role of Compensation Consultant

Retention. The Compensation Committee is directly responsible for the appointment, compensation and oversight of its compensation consultant. In 2015, the Compensation Committee engaged Towers Watson to serve as its compensation consultant. Towers Watson works at the direction of the Compensation Committee and reports directly to the Compensation Committee.

Independence. The Compensation Committee has assessed the independence of Towers Watson by reviewing several factors, including (i) other services, if any, that Towers Watson provides to EMC, (ii) the significance of the fees paid to Towers Watson by the Compensation Committee as a percentage of the total revenues of Towers Watson, (iii) the policies and procedures of Towers Watson that are designed to prevent conflicts, (iv) any business or personal relationships between the Towers Watson professionals engaged to advise the Compensation Committee and the members of the Compensation Committee and/or EMC’s executive officers, and (v) ownership of our common stock by any of the Towers Watson professionals engaged to advise the Compensation Committee. After careful consideration, the Compensation Committee determined that Towers Watson’s service to the Compensation Committee does not raise any conflicts of interest.

Services. During 2015, Towers Watson assisted the Compensation Committee with several matters, including, among other things, performing pay-for-performance analyses, and reviewing executive compensation practices, trends and competitive practices, and change in control and other termination scenarios.

Pre-Approval Policy. The Compensation Committee has a policy that provides that its compensation consultant will only provide services to the Compensation Committee and will not provide any other services to EMC, unless such services are pre-approved by the Compensation Committee. For 2015, the Compensation Committee pre-approved all fees paid to Towers Watson. The following table summarizes the fees paid for services that Towers Watson provided to the Compensation Committee and the fees paid for services provided to EMC that were pre-approved by the Compensation Committee for each of the last two fiscal years.

	Fees for services to Compensation Committee ($)	Fees for services to EMC ($)	Fees for other services* ($)
2015	155,157	0	40,752
2014	210,915	0	47,616

*	The amounts reflect the fees associated with EMC’s purchase from Towers Watson of global broad-based surveys.

Willis Towers Watson. Effective January 4, 2016, Towers Watson merged with Willis Group Holdings plc (“Willis”) to form Willis Towers Watson plc. EMC management has historically engaged Willis to perform a variety of benefits consulting and brokerage services, and continues to engage Willis Towers Watson to perform these services. Following the merger of Towers Watson and Willis, the Compensation Committee again assessed the independence of the combined companies based on the factors described above and determined that Willis Towers Watson’s continued service to the Compensation Committee would not raise any conflicts of interest.

Compensation Discussion and Analysis (continued)

Compensation Peer Group

The Compensation Committee, with the assistance of its compensation consultant, reviews compensation from published technology industry surveys and from EMC’s compensation peer group companies for purposes of comparing EMC’s executive compensation program with market practices and in order to inform the Compensation Committee’s decisions regarding EMC’s executive compensation program. The Compensation Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers comparator compensation as one factor in making its compensation decisions. Other factors include EMC’s performance and an individual’s contribution, experience and potential. After taking these factors into account, the Compensation Committee exercises its judgment in making compensation decisions. We believe that this approach gives EMC the flexibility to make compensation decisions based upon all of the facts and circumstances.

EMC’s 2015 compensation peer group consisted of the following 15 companies:

• Accenture plc	• eBay Inc.	• NetApp, Inc.
• Adobe Systems Incorporated	• Hewlett-Packard Company	• Oracle Corporation
• CA, Inc.	• Intel Corporation	• Seagate Technology
• Cisco Systems, Inc.	• International Business Machines Corporation	• Symantec Corporation
• Computer Sciences Corporation	• Microsoft Corporation	• Xerox Corporation
To select the compensation peer group companies, we used the three-step process described below.

Step	Screen	Rationale
1
U.S.-based publicly traded and industry-related companies, including companies in the following industries:
●  Computer Hardware, Services, Software & Storage
●  Office Supplies & Equipment
●  Computer Communications
●  Semiconductors

● Privately-held or recently acquired companies are eliminated
● Only publicly-traded U.S. companies are required to disclose information on executive compensation pay levels and practices
● Companies headquartered outside the U.S. are eliminated due to potential differences in executive pay structure and levels

2	Revenue and market capitalization ● .25X to 4X that of EMC’s revenue ● .25X to 4X that of EMC’s market capitalization	● Companies not comparable in size to EMC are eliminated due to differences in pay levels
3	Business and talent overlap ● Companies to which EMC business segments are aligned ● Companies from which EMC recruits and to which it loses talent	● Companies with a low degree of business overlap are eliminated

Consideration of 2015 Advisory Vote on Executive Compensation

At our 2015 Annual Meeting of Shareholders, our shareholders expressed strong support for our executive compensation program, with over 92% of votes cast voting in favor of the proposal.

When designing our 2016 executive compensation program, the Compensation Committee considered, among other things:  the 2015 “say-on-pay” voting results; evolving compensation practices; our financial and operational performance; and the pending Merger.  After careful consideration, the 2015 “say on pay” voting results did not prompt the Compensation Committee to make changes to the design of our executive compensation program.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for the Named Executive Officers for the fiscal years ended December 31, 2013, 2014 and 2015.

The amounts shown in the Stock Awards and Option Awards columns reflect the grant date fair value of equity awards for 2015 and prior years, not the actual amounts paid to or that may be realized by the Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compensation[2] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[3] ($)	Total ($)
Joseph M. Tucci Chairman and Chief Executive Officer	2015	1,000,000	0	7,942,324[4]	0	1,144,422[5]	0	320,964	10,407,710
	2014	1,000,000	0	8,415,112	0	1,307,021	0	481,186	11,203,318
	2013	1,000,000	0	9,426,404	650,417	1,260,058	0	309,079	12,645,957
Zane C. Rowe Former Executive Vice President and Chief Financial Officer	2015	750,000	0	4,963,999[4]	0	600,741[6]	0	195,373	6,510,113
	2014	167,308	300,000	6,000,019	0	174,686	0	54,350	6,696,362
David I. Goulden Chief Executive Officer, EMC Information Infrastructure	2015	850,000	0	7,942,324[4]	0	954,4157	0	103,051	9,849,790
	2014	850,000	0	8,415,112	0	1,075,513	0	190,632	10,531,257
	2013	850,000	0	6,122,900	330,759	1,006,296	0	122,621	8,432,576
Jeremy Burton President, Products and Marketing	2015	800,000	0	6,964,012[8]	0	665,940[9]	0	86,626	8,516,578
	2014	768,750	0	5,259,464	0	717,035	0	158,236	6,903,485
	2013	675,000	0	3,926,573	191,107	590,652	0	92,886	5,476,218
Howard D. Elias President and Chief Operating Officer, Global Enterprise Services	2015	781,923	0	6,964,012[8]	0	665,940[9]	0	84,644	8,496,519
	2014	750,000	0	5,259,464	0	746,183	0	178,839	6,934,486
	2013	750,000	0	4,209,625	235,209	700,032	0	136,194	6,031,061

[1]
Amounts represent the aggregate grant date fair value for equity awards granted in 2015, 2014 and 2013 in accordance with FASB ASC Topic 718. Performance-based equity awards granted to the Named Executive Officers assume target shares issued. The assumptions used to estimate the fair value of stock option awards in 2013 were as follows:  (a) stock price volatility of 32.76%; (b) risk-free interest rate of 1.01%; (c) no dividend yield; and (d) expected term of 5.5 years. Consistent with FASB ASC Topic 718, EMC uses a Monte Carlo simulation model to value market-based stock awards, i.e., for performance-based equity awards tied to EMC’s relative total shareholder return. This model estimates the fair value of the award for financial reporting purposes. The assumptions used in this model for the 2015 awards were as follows: (a) stock price volatility of 22.73% for EMC and a median stock price volatility of 24.94% for the components of the S&P 500 Technology Index; (b) risk-free interest rate of 1.01%; (c) correlation coefficients based upon the price data used to calculate the historical volatilities; and (d) no dividend yield assumption given that total shareholder return is calculated assuming reinvestment of dividends. Based on the performance goals and these assumptions, the market-based performance equity awards issued in 2015 were valued using the Monte Carlo model at $30.22 per share. The assumptions used in this model for the 2014 awards were as follows: (a) stock price volatility of 26.82% for

Compensation of Executive Officers (continued)

EMC and a median stock price volatility of 29.17% for the components of the S&P 500 Technology Index; (b) risk-free interest rate of 0.63%; (c) correlation coefficients based upon the price data used to calculate the historical volatilities; and (d) no dividend yield assumption given that total shareholder return is calculated assuming reinvestment of dividends. Based on the performance goals and these assumptions, the market-based performance equity awards issued in 2014 were valued using the Monte Carlo model at $32.14 per share. Prior to 2014, we historically granted performance-based equity awards in the year prior to the applicable performance year, and approved the specific performance goals for such awards at a later date, at which time the awards were given a grant date fair value for accounting purposes. Because we are required to disclose compensation in the table in accordance with applicable accounting rules, the value of the performance-based equity awards granted to our Named Executive Officers is reflected in the table as compensation in the year the specific performance goals are approved, which may or may not be the same year the awards were granted. In 2014, the performance-based equity awards made to the Named Executive Officers were granted and valued on the same date. In 2015, we granted performance-based equity awards to the Named Executive Officers in February 2015, and approved the specific performance goals for such awards in March 2015, at which time the awards were given a grant date fair value for accounting purposes.

[2]
Amounts include incentive compensation earned under EMC’s cash bonus plans, which are described on pages 43 to 47 of this Proxy Statement. Also includes amounts earned by Mr. Goulden but deferred under EMC’s Deferred Compensation Retirement Plan.

[3]	Please see the “All Other Compensation Table” below.

[4]
Amounts represent the aggregate grant date fair values of the performance-based equity awards granted in February 2015, for which specific performance goals were approved in March 2015, and the time-based equity awards granted in February 2015. Please see the “Grant Date Fair Value of Stock Awards” column of the Grants of Plan-Based Awards table on page 60 of this Proxy Statement for the grant date fair values of the performance-based equity awards granted to each of Messrs. Tucci, Rowe and Goulden in 2015, assuming target performance. The grant date values of the performance-based equity awards granted to each of Messrs. Tucci, Rowe and Goulden in 2015, assuming the highest level of performance, are as follows: Mr. Tucci, $8,153,329; Mr. Rowe, $5,095,889; and Mr. Goulden, $8,153,329.

[5]	Amount represents payments of $888,840 pursuant to the 2015 Corporate Incentive Plan and $255,582 pursuant to the 2015 Executive MBO.

[6]	Amount represents payments of $462,938 pursuant to the 2015 Corporate Incentive Plan and $137,803 pursuant to the 2015 Executive MBO.

[7]	Amount represents payments of $709,838 pursuant to the 2015 Corporate Incentive Plan and $244,577 pursuant to the 2015 Executive MBO.

[8]
Amounts represent the aggregate grant date fair values of the performance-based equity awards granted in February 2015, for which specific performance goals were approved in March 2015, and the time-based equity awards granted in February 2015 and July 2015. Please see the “Grant Date Fair Value of Stock Awards” column of the Grants of Plan-Based Awards table on page 60 of this Proxy Statement for the grant date fair values of the performance-based equity awards granted to each of Messrs. Burton and Elias in 2015, assuming target performance. The grant date value of the performance-based equity awards granted to Messrs. Burton and Elias in 2015, assuming the highest level of performance, is $5,095,889 for each of Messrs. Burton and Elias.

[9]	Amount represents payments of $493,800 pursuant to the 2015 Corporate Incentive Plan and $172,140 pursuant to the 2015 Executive MBO.

Compensation of Executive Officers (continued)

All Other Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table for the fiscal year ended December 31, 2015.

Name	Air Travel[1] ($)	Tax and Financial Planning ($)	Housing Allowance ($)	Matching 401(k) Plan Contributions[2] ($)	Dividend Equivalents[3] ($)	Other ($)	Total ($)
Joseph M. Tucci	218,274	15,000	0	6,000	81,690	0	320,964
Zane C. Rowe	0	8,923	180,450[4]	6,000	0	0	195,373
David I. Goulden	9,004	12,000	0	6,000	66,107	9,940[5]	103,051
Jeremy Burton	0	0	0	6,000	76,738	3,888[6]	86,626
Howard D. Elias	0	12,000	0	6,000	58,624	8,020[7]	84,644

[1]
All aircraft use by Named Executive Officers is documented and categorized as business, personal or mixed use depending on the purpose of a flight. The purpose of a flight is determined based upon a review and analysis of flight data, the Named Executive Officer’s itinerary and other relevant information. A flight is categorized as mixed use if it includes both personal and business aspects. Personal use of EMC-owned aircraft is valued based on the aggregate incremental cost to EMC determined on a per flight basis and includes the cost of fuel used, the hourly cost of aircraft maintenance, landing fees, trip-related hangar and parking costs, and crew-related costs. The incremental cost does not include “deadhead” flights (e.g., a return flight on which no passenger was on board); if included, the incremental cost would increase by $18,987 for Mr. Tucci and $1,639 for Mr. Goulden. (Deadhead flights are categorized as business or personal based on the purpose of the immediately preceding or following flight leg, as appropriate).

[2]	Amounts represent a matching contribution on up to 6% of eligible compensation, up to a maximum of $6,000 per year, made under the EMC Corporation 401(k) Savings Plan for 2015.

[3]
Amounts represent the value of dividend equivalents accrued in 2015, whether or not paid, on outstanding equity awards granted to the Named Executive Officer prior to July 2013 because such amounts were not factored into the grant date fair values of such awards.

[4]	Amount represents a housing allowance and related fees paid as part of Mr. Rowe’s new hire package from 2014.

[5]	Amount represents the cost of an annual executive physical of $3,642, the cost of spousal attendance at EMC events of $3,598 and a reimbursement under an EMC travel rebate program of $2,700.

[6]	Amount represents the cost of an annual executive physical.

[7]	Amount represents the cost of an annual executive physical of $4,314, the cost of spousal attendance at EMC events of $3,196 and sporting events of $510.

Compensation of Executive Officers (continued)

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan grants, equity incentive plan grants and all other stock awards granted to the Named Executive Officers in the fiscal year ended December 31, 2015. Our non-equity incentive plans consist of the cash bonus plans that are described on pages 43 to 47 of this Proxy Statement, our equity incentive plans consist of the performance stock unit awards that are described on pages 48 to 49 of this Proxy Statement and our other stock awards consist of the time-based stock unit awards that are described on pages 49 to 50 of this Proxy Statement. There can be no assurance that the grant date fair value of stock awards will ever be realized.

Notwithstanding the vesting terms described in the footnotes below to the contrary, with limited exceptions, the vesting of all outstanding equity awards will accelerate in connection with the Merger.  For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

Name	Type of Award[1]	Grant Date	Award Date[2]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards[5] ($)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph M. Tucci	CIP	N/A	N/A	540,000	1,080,000	2,160,000[3]	0	0	0	0	0
	MBO	N/A	N/A	0	360,000	360,000[4]	0	0	0	0	0
	LTIP	3/26/2015	2/10/2015	0	0	0	22,027	176,212	352,424[6]	0	4,742,305
	RSU	2/10/2015	N/A	0	0	0	0	0	0	117,475[7]	3,200,019
Zane C. Rowe	CIP	N/A	N/A	281,250	562,500	1,125,000[3]	0	0	0	0	0
	MBO	N/A	N/A	0	187,500	187,500[4]	0	0	0	0	0
	LTIP	3/26/2015	2/10/2015	0	0	0	13,767	110,134	220,268[6]	0	2,963,983
	RSU	2/10/2015	N/A	0	0	0	0	0	0	73,422[7]	2,000,015
David I. Goulden	CIP	N/A	N/A	431,250	862,500	1,725,000[3]	0	0	0	0	0
	MBO	N/A	N/A	0	287,500	287,500[4]	0	0	0	0	0
	LTIP	3/26/2015	2/10/2015	0	0	0	22,027	176,212	352,424[6]	0	4,742,305
	RSU	2/10/2015	N/A	0	0	0	0	0	0	117,475[7]	3,200,019
Jeremy Burton	CIP	N/A	N/A	300,000	600,000	1,200,000[3]	0	0	0	0	0
	MBO	N/A	N/A	0	200,000	200,000[4]	0	0	0	0	0
	LTIP	3/26/2015	2/10/2015	0	0	0	13,767	110,134	220,268[6]	0	2,963,983
	RSU	2/10/2015	N/A	0	0	0	0	0	0	73,422[7]	2,000,015
	RSU	7/29/2015	N/A	0	0	0	0	0	0	74,963[8]	2,000,013
Howard D. Elias	CIP	N/A	N/A	300,000	600,000	1,200,000[3]	0	0	0	0	0
	MBO	N/A	N/A	0	200,000	200,000[4]	0	0	0	0	0
	LTIP	3/26/2015	2/10/2015	0	0	0	13,767	110,134	220,268[6]	0	2,963,983
	RSU	2/10/2015	N/A	0	0	0	0	0	0	73,422[7]	2,000,015
	RSU	7/29/2015	N/A	0	0	0	0	0	0	74,963[8]	2,000,013

[1]	Type of Award:
CIP = 2015 Corporate Incentive Plan
MBO = 2015 Executive Management by Objectives Plan
LTIP = 2015 LTIP stock units
RSU = Time-based stock units
For more information on all of these awards, please see pages 43 to 50 of this Proxy Statement.

[2]
This column has been added to reflect the date that the Compensation Committee approved all the material terms of the 2015 LTIP Stock Units, other than the specific performance targets, which were approved at the later date reflected in the “Grant Date” column. From an accounting perspective, the grant date for these awards is the date contained in the “Grant Date” column, which is the date on which the performance targets were approved.

Compensation of Executive Officers (continued)

[3]
The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts, respectively, payable under the 2015 Corporate Incentive Plan. The threshold payment is 50% of the target payment and the maximum payment is 200% of the target payment.

[4]	The amounts shown in the target and maximum columns reflect the amounts that will be paid if all the performance goals under the MBO for the year are achieved.

[5]
Represents the grant date fair value of each of these awards calculated in accordance with FASB ASC Topic 718. For the 2015 LTIP stock unit awards, amount assumes the target number of shares is issued.

[6]
The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum number, respectively, of 2015 LTIP stock units that are eligible to vest in 2018 subject to the achievement of 2015-2017 performance goals. The threshold number of shares is 12.5% of the target number of shares and the maximum number of shares is 200% of the target number of shares. If any of these units become eligible to vest, they will vest in 2018. For more information on the 2015 LTIP stock units, please see pages 48 to 49 of this Proxy Statement.

[7]	One-third of these units vested on February 10, 2016; and one-half of the remaining units will vest on each of February 10, 2017 and 2018.

[8]	One-half of these units will vest on each of July 29, 2016 and 2017.

Compensation of Executive Officers (continued)

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of December 31, 2015. The market and payout values for unvested stock awards are calculated based on a market value of $25.68 per share (the closing market price of EMC’s common stock on December 31, 2015) multiplied by the number of shares subject to the award.

Notwithstanding the vesting terms described in the footnotes below to the contrary, with limited exceptions, the vesting of all outstanding equity awards will accelerate in connection with the Merger.  For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

Name	Option Awards[1]					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date[2]	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph M. Tucci	39,542	39,540[3]	0	26.80	8/8/2022	331,972[4]	8,525,041	377,218[5]	9,686,958
	36,020	24,014[6]	0	26.80	8/8/2022
	66,433	22,144[7]	0	25.04	8/3/2021
	49,292	12,324[8]	0	25.04	8/3/2021
	105,000	0	0	20.47	8/3/2020
	70,000	0	0	20.47	8/3/2020
	150,000	0	0	15.31	8/4/2019
	100,000	0	0	15.31	8/4/2019
	159,786	0	0	15.18	8/20/2018
	120,000	0	0	15.18	8/20/2018
Zane C. Rowe	0	0	0	N/A	N/A	211,021[9]	5,419,019	110,134[10]	2,828,241
David I. Goulden	20,108	20,108[3]	0	26.80	8/8/2022	357,045[11]	9,168,916	377,218[5]	9,686,958
	18,318	12,212[6]	0	26.80	8/8/2022
	22,144	7,381[7]	0	25.04	8/3/2021
	16,431	4,108[8]	0	25.04	8/3/2021
	36,000	0	0	20.47	8/3/2020
	24,000	0	0	20.47	8/3/2020
	42,000	0	0	15.31	8/4/2019
	28,000	0	0	15.31	8/4/2019
	42,609	0	0	15.18	8/20/2018
	32,000	0	0	15.18	8/20/2018
	46,977	0	0	19.11	11/28/2017
	32,000	0	0	19.11	11/28/2017
Jeremy Burton	11,618	11,618[3]	0	26.80	8/8/2022	375,931[12]	9,653,908	235,763[13]	6,054,394
	10,584	7,056[6]	0	26.80	8/8/2022
	5,742	5,741[7]	0	25.04	8/3/2021
	12,781	3,196[8]	0	25.04	8/3/2021
	4,500	0	0	20.47	8/3/2020
	2,400	0	0	20.47	8/3/2020
	20,000	0	0	19.55	4/28/2020

Compensation of Executive Officers (continued)

Name	Option Awards[1]					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date[2]	Number of Shares or Units of Stock Held That Have Not Vested (#)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Howard D. Elias	14,300	14,298[3]	0	26.80	8/8/2022	326,518[14]	8,384,982	235,763[13]	6,054,394
	13,026	8,684[6]	0	26.80	8/8/2022
	22,144	7,381[7]	0	25.04	8/3/2021
	16,431	4,108[8]	0	25.04	8/3/2021
	36,000	0	0	20.47	8/3/2020
	24,000	0	0	20.47	8/3/2020
	42,000	0	0	15.31	8/4/2019
	28,000	0	0	15.31	8/4/2019
	42,609	0	0	15.18	8/20/2018
	32,000	0	0	15.18	8/20/2018
	46,977	0	0	19.11	11/28/2017
	32,000	0	0	19.11	11/28/2017

[1]	Each stock option vests at the rate of 20% per year over five years from the date of grant, unless otherwise indicated.

[2]	The date the Compensation Committee awarded each stock option is ten years prior to its expiration date.

[3]
Represents the number of performance stock options granted in August 2012 that became eligible to vest based on the achievement of the 2013 performance goals. 87.8% of these options became eligible to vest in February 2014; 25% of these options vested on each of February 5, 2014 and February 1, 2015 and 2016; and the remaining options will vest on February 1, 2017. The remaining 12.2% of these options were forfeited since the 2013 performance goals were not fully achieved.

[4]
Mr. Tucci was granted 168,395 performance stock units on August 8, 2012; 87.8% of these units became eligible to vest in February 2014; one-third of these units vested on each of February 5, 2014 and February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved. Mr. Tucci was also granted 112,264 time-based stock units on August 8, 2012; 25% of these units vested on each of August 8, 2013, 2014 and 2015; and the remaining units will vest on August 8, 2016. In addition, Mr. Tucci was granted 143,404 time-based stock units on July 31, 2013; one-third of these units vested on each of July 31, 2014 and 2015; and the remaining units will vest on July 31, 2016. Mr. Tucci was also granted 134,004 time-based stock units on February 5, 2014; one-third of these units vested on each of February 5, 2015 and 2016; and the remaining units will vest on February 5, 2017. In addition, Mr. Tucci was granted 117,475 time-based stock units on February 10, 2015; one-third of these units vested on February 10, 2016; and one-half of the remaining units will vest on each of February 10, 2017 and 2018.

[5]
These units are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. Messrs. Tucci and Goulden were each granted 201,006 long-term performance stock units on February 5, 2014 (the “2014 LTIP stock units”). If any of the 2014 LTIP stock units become eligible to vest, such units will vest on or about February 1, 2017; provided, however, that this vesting date may be delayed until such time as the Compensation Committee determines that the applicable performance goals have been achieved. The number of units shown is the target number of units, but for performance above target, up to 200% of target shares may be issued. For more information on the 2014 LTIP stock units, please see page 50 of this Proxy Statement. In addition, Messrs. Tucci and Goulden were each granted 176,212 long-term performance stock units on February 10, 2015 (the “2015 LTIP stock units”). If any of the 2015 LTIP stock units become eligible to vest, such units will vest on or about February 1, 2018; provided, however, that this vesting date may be delayed until such time as the Compensation Committee determines that the applicable performance goals have been achieved. The number of units shown is the target number of units, but for performance above target, up to 200% of target shares may be issued. For more information on the 2015 LTIP stock units, please see pages 48 to 49 of this Proxy Statement.

[6]	One-half of these options will vest on each of August 8, 2016 and 2017.

[7]
Represents the number of performance stock options granted in August 2011 that became eligible to vest based on the achievement of the 2012 performance goals. 95.8% of these options became eligible to vest in February 2013; 25% of these options vested on each of February 6, 2013 and February 1, 2014, 2015 and 2016. The remaining 4.2% of these options were forfeited since the 2012 performance goals were not fully achieved.

[8]	These options will vest on August 3, 2016.

[9]
Mr. Rowe was granted 206,399 time-based stock units on November 3, 2014; one-third of these units vested on November 3, 2015; and one-half of the remaining units will vest on each of November 3, 2016 and 2017. Mr. Rowe was also granted 73,422 time-based stock units on February 10, 2015; one-third of these units vested on February 10, 2016; and one-half of the remaining units will vest on each of February 10, 2017 and 2018.

Compensation of Executive Officers (continued)

[10]
These units are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. Mr. Rowe was granted 110,134 2015 LTIP stock units on February 10, 2015. If any of the 2015 LTIP stock units become eligible to vest, such units will vest on or about February 1, 2018; provided, however, that this vesting date may be delayed until such time as the Compensation Committee determines that the applicable performance goals have been achieved. The number of units shown is the target number of units, but for performance above target, up to 200% of target shares may be issued. For more information on the 2015 LTIP stock units, please see pages 48 to 49 of this Proxy Statement.

[11]
Mr. Goulden was granted 239,617 long-term performance stock units on August 3, 2011 (the “2011 LTIP stock units”); 50% of these units became eligible to vest in February 2015; one-half of these units vested on each of February 10, 2015 and February 1, 2016. The remaining 50% of these units were forfeited since the 2012-2014 performance goals were not fully achieved. Mr. Goulden was also granted 85,635 performance stock units on August 8, 2012; 87.8% of these units became eligible to vest in February 2014; one-third of these units vested on each of February 5, 2014 and February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved. In addition, Mr. Goulden was granted 57,090 time-based stock units on August 8, 2012; 25% of these units vested on each of August 8, 2013, 2014 and 2015; and the remaining units will vest on August 8, 2016. Mr. Goulden was also granted 152,964 time-based stock units on July 31, 2013; one-third of these units vested on each of July 31, 2014 and 2015; and the remaining units will vest on July 31, 2016. In addition, Mr. Goulden was granted 134,004 time-based stock units on February 5, 2014; one-third of these units vested on each of February 5, 2015 and 2016; and the remaining units will vest on February 5, 2017. Mr. Goulden was also granted 117,475 time-based stock units on February 10, 2015; one-third of these units vested on February 10, 2016; and one-half of the remaining units will vest on each of February 10, 2017 and 2018.

[12]
Mr. Burton was granted 159,745 2011 LTIP stock units on August 3, 2011; 50% of these units became eligible to vest in February 2015; one-half of these units vested on each of February 10, 2015 and February 1, 2016. The remaining 50% of these units were forfeited since the 2012-2014 performance goals were not fully achieved. Mr. Burton was also granted 49,478 performance stock units on August 8, 2012; 87.8% of these units became eligible to vest in February 2014; one-third of these units vested on each of February 5, 2014 and February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved. In addition, Mr. Burton was granted 32,986 time-based stock units on August 8, 2012; 25% of these units vested on each of August 8, 2013, 2014 and 2015; and the remaining units will vest on August 8, 2016. Mr. Burton was also granted 74,627 long-term performance stock units on August 8, 2012 (the “2012 LTIP stock units”); 62.6% of these units became eligible to vest in February 2016; one-half of these units vested on February 10, 2016 and the remaining units will vest on February 1, 2017. The remaining 37.4% of these units were forfeited since the 2013-2015 performance goals were not fully achieved. For more information on the 2012 LTIP stock units, please see page 50 of this Proxy Statement. In addition, Mr. Burton was granted 103,251 time-based stock units on July 31, 2013; one-third of these units vested on each of July 31, 2014 and 2015; and the remaining units will vest on July 31, 2016. Mr. Burton was also granted 83,753 time-based stock units on February 5, 2014; one-third of these units vested on each of February 5, 2015 and 2016; and the remaining units will vest on February 5, 2017. In addition, Mr. Burton was granted 73,422 time-based stock units on February 10, 2015; one-third of these units vested on February 10, 2016; and one-half of the remaining units will vest on each of February 10, 2017 and 2018. Mr. Burton was also granted 74,963 time-based stock units on July 29, 2015; one-half of these units will vest on each of July 29, 2016 and 2017.

[13]
These units are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. Messrs. Burton and Elias were each granted 125,629 2014 LTIP stock units on February 5, 2014. If any of the 2014 LTIP stock units become eligible to vest, such units will vest on or about February 1, 2017; provided, however, that this vesting date may be delayed until such time as the Compensation Committee determines that the applicable performance goals have been achieved. The number of units shown is the target number of units, but for performance above target, up to 200% of target shares may be issued. For more information on the 2014 LTIP stock units, please see page 50 of this Proxy Statement. In addition, Messrs. Burton and Elias were each granted 110,134 2015 LTIP stock units on February 10, 2015. If any of the 2015 LTIP stock units become eligible to vest, such units will vest on or about February 1, 2018; provided, however, that this vesting date may be delayed until such time as the Compensation Committee determines that the applicable performance goals have been achieved. The number of units shown is the target number of units, but for performance above target, up to 200% of target shares may be issued. For more information on the 2015 LTIP stock units, please see pages 48 to 49 of this Proxy Statement.

[14]
Mr. Elias was granted 239,617 2011 LTIP stock units on August 3, 2011; 50% of these units became eligible to vest in February 2015; one-half of these units vested on each of February 10, 2015 and February 1, 2016. The remaining 50% of these units were forfeited since the 2012-2014 performance goals were not fully achieved. Mr. Elias was also granted 60,896 performance stock units on August 8, 2012; 87.8% of these units became eligible to vest in February 2014; one-third of these units vested on each of February 5, 2014 and February 1, 2015 and 2016. The remaining 12.2% of these units were forfeited since the 2013 performance goals were not fully achieved. In addition, Mr. Elias was granted 40,598 time-based stock units on August 8, 2012; 25% of these units vested on each of August 8, 2013, 2014 and 2015; and the remaining units will vest on August 8, 2016. Mr. Elias was also granted 103,251 time-based stock units on July 31, 2013; one-third of these units vested on each of July 31, 2014 and 2015; and the remaining units will vest on July 31, 2016. In addition, Mr. Elias was granted 83,753 time-based stock units on February 5, 2014; one-third of these units vested on each of February 5, 2015 and 2016; and the remaining units will vest on February 5, 2017. Mr. Elias was also granted 73,422 time-based stock units on February 10, 2015; one-third of these units vested on February 10, 2016; and one-half of the remaining units will vest on each of February 10, 2017 and 2018. In addition, Mr. Elias was granted 74,963 time-based stock units on July 29, 2015; one-half of these units will vest on each of July 29, 2016 and 2017.

Compensation of Executive Officers (continued)

Option Exercises and Stock Vested

The following table provides information regarding options exercised, and stock awards vested, for the Named Executive Officers during the fiscal year ended December 31, 2015.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Joseph M. Tucci	700,000	8,792,000	376,140	10,109,563
Zane C. Rowe	0	0	68,800	1,806,000
David I. Goulden	77,000	912,450	224,604	6,049,080
Jeremy Burton	0	0	148,107	3,987,421
Howard D. Elias	0	0	179,918	4,845,850

[1]	Represents the difference between the exercise price and the fair market value of EMC common stock on the date of exercise for each option.

[2]	Represents the fair market value of EMC common stock on the applicable vesting date, multiplied by the number of shares of stock that vested on that date.

Pension Benefits
EMC does not provide pension benefits to the Named Executive Officers.

Nonqualified Deferred Compensation

Under EMC’s Deferred Compensation Retirement Plan (the “Deferred Compensation Plan”), designated managerial or highly compensated employees, including the Named Executive Officers, may defer up to 25% of their base salary earned from EMC and from 10% to 85% of the compensation they receive under any of EMC’s cash bonus and commission plans. EMC does not make any company contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid in a lump sum upon a participant’s death, disability, retirement or termination of employment, provided that, in the event of retirement, participants can elect to receive distributions in 5-, 10- or 15-year installments. Distributions can occur earlier in the case of severe financial hardship or if the participant elected to receive his or her deferral on a fixed date or schedule prior to his or her termination or retirement, and such distributions may be payable in a lump sum or in 5-, 10- or 15-year installments at the participant’s election. Participants may also elect to receive distributions in a lump sum upon a change in control. The consummation of the Merger will constitute a change in control under the terms of the Deferred Compensation Plan.

All investment gains and losses attributable to a participant’s account under the Deferred Compensation Plan are entirely measured upon the performance of the investment selections made by the participant. The investment options available under the Deferred Compensation Plan are substantially similar to the investment options available under EMC’s 401(k) Savings Plan. These investment options, which are selected by EMC’s Retirement Plans Committee, provide participants with an opportunity to invest in mutual funds in a wide variety of asset classes, such as equity funds, bond funds, money market funds and blended funds, as well as EMC stock. Participants may change their investment options daily through the plan administrator’s online system.

Compensation of Executive Officers (continued)

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Deferred Compensation Plan as of December 31, 2015.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph M. Tucci	0	0	24,097	0	10,664,675[1]
Zane C. Rowe	0	0	0	0	0
David I. Goulden	277,079[2]	0	9,187	0	5,598,454[3]
Jeremy Burton	0	0	0	0	0
Howard D. Elias	0	0	0	0	0

[1]	$5,754,070 of this amount was previously reported in the Summary Compensation Table of previously filed proxy statements.

[2]	$98,644 of this amount is reported in the Summary Compensation Table for Mr. Goulden under the Non-Equity Incentive Plan Compensation column.

[3]	$3,419,621 of this amount was previously reported in the Summary Compensation Table of previously filed proxy statements.

Potential Payments upon Termination or Change in Control

Employees, including the Named Executive Officers, are entitled to receive earned but unpaid compensation upon any termination of employment. Accordingly, upon any termination of employment, the Named Executive Officers will receive accrued but unused vacation pay, earned but unpaid bonuses and their account balances under the Deferred Compensation Plan. For a description of our Deferred Compensation Plan and the account balances of the Named Executive Officers as of December 31, 2015, please see above.

The payments due upon any termination of employment will generally be made in a lump sum payment within 30 days after termination of employment or when administratively practicable, unless otherwise delayed by application of the requirements under Section 409A of the Internal Revenue Code. In addition, except as noted below, (i) all restricted stock awards and unvested stock options will terminate upon termination of employment and (ii) all vested but unexercised stock options will terminate three months following termination of employment, provided that vested options will terminate immediately if the termination was for cause.

In addition to the compensation and benefits discussed above, each of the Named Executive Officers may become entitled to other compensation and benefits under the circumstances discussed below.

Qualifying Termination of Employment in connection with a Change in Control

As discussed on page 52 of this Proxy Statement, EMC has change in control agreements with the Named Executive Officers that provide severance benefits if there is both (i) a change in control (or potential change in control) of EMC and (ii) the executive’s employment is terminated by EMC (or any successor) without “cause” or if the executive terminates his or her employment for “good reason,” in each case within 24 months following a change in control (or during a potential change in control period). In the case of such a change in control (or potential change in control) and a qualifying termination, the Named Executive Officer would receive:

•	a lump sum cash severance payment equal to 2.99 times the sum of the executive’s annual base salary and target annual bonus;

•	a lump sum cash severance payment equal to the executive’s prorated annual bonus for the year of termination assuming target performance;

•	accelerated vesting of all outstanding equity awards, other than certain performance awards under the circumstances described below; and

•
the continuation of life, disability, accident and health insurance benefits for the executive and his dependents for up to 36 months following such termination, reduced to the extent the executive becomes eligible to receive

Compensation of Executive Officers (continued)

comparable benefits from a new employer or pursuant to a government-sponsored health insurance or health care program.

The vesting of all performance stock units will no longer be subject to the achievement of performance goals upon a change in control, but all such awards, other than the 2014 LTIP stock units, remain subject to continued employment following a change in control. The Compensation Committee determined that these awards should not be subject to the achievement of the performance goals following a change in control because our executives will likely no longer be in a position to influence the achievement of the goals and also because of the likely difficulty of measuring their achievement after a change in control has occurred. The 2014 LTIP stock units provide for full vesting upon consummation of a change in control. In February 2015, the Compensation Committee changed the design of the long-term performance awards going forward to ensure that they would be treated in accordance with EMC’s change in control agreements described above. Accordingly, the 2015 LTIP stock units provide for accelerated vesting on a double trigger basis in connection with a change in control and a qualifying termination.

Under the terms of the change in control agreements, in the event of a potential change in control and a qualifying termination, there will be no accelerated vesting on performance stock units which are intended to constitute qualified performance-contingent compensation for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee determined that this limitation on accelerated vesting of qualified performance-contingent awards was appropriate in the context of a potential change in control in order to preserve the tax deductibility of qualified performance-contingent equity grants. For an illustration of the impact of this limitation, please see the footnotes to the table beginning on page 69 of this Proxy Statement.

Under the terms of the 2012 LTIP stock units, in the event that Mr. Burton terminates his employment for “good reason” following a change in control (or during a potential change in control period) due to an adverse change in his position, there will be no accelerated vesting on his 2012 LTIP stock units. The Compensation Committee determined that this limitation on accelerated vesting for this award was appropriate since the award was specifically designed to secure a multi-year commitment from Mr. Burton during a period of leadership transition, without regard to a change in control (or potential change in control). For a description of the 2012 LTIP stock units, please see “EMC’s Executive Compensation Program - Equity Incentives” beginning on page 47 of this Proxy Statement.

A “change in control” will generally be triggered under the change in control agreements upon:

•	the acquisition by a person or entity of 25% or more of either the then outstanding shares of EMC or the combined voting power of EMC’s then outstanding securities;

•	a change in the composition of the majority of the Board without the approval of the existing Board;

•	a merger of EMC (other than a merger following which EMC securities represent at least 50% of the combined voting power of the securities of the surviving entity); or

•	the approval of EMC shareholders of a plan of complete liquidation or dissolution of EMC or the sale by EMC of all or substantially all of its assets.

The Merger will constitute a “change in control” for purposes of the agreements described above.

A “potential change in control” will generally occur under the change in control agreements upon:

•	EMC’s entry into an agreement which would result in a change in control;

•	a public announcement by EMC or any other person or entity of an intention to take actions which would result in a change in control;

•	the acquisition by a person or entity of 15% or more of EMC’s then outstanding shares or the combined voting power of EMC’s then outstanding securities; or

•	a resolution by the Board that a potential change in control has occurred.

EMC will generally have “cause” under the change in control agreements upon:

•	the willful and continued failure by the executive to perform substantially the duties and responsibilities of the executive’s position;

Compensation of Executive Officers (continued)

•	the conviction of the executive for a felony; or

•	the willful engagement of the executive in fraud or dishonesty which is demonstrably and materially injurious to EMC or its reputation, monetarily or otherwise.

Under the change in control agreements, “good reason” includes:

•	an adverse change in the executive’s position;

•	a reduction in the executive’s base salary;

•	the failure by EMC (or its successor) to continue to provide certain compensation and benefits;

•
a requirement that the executive’s principal place of employment be located greater than 50 miles from where the executive’s principal place of employment was located immediately prior to the change in control;

•
an unreasonable refusal by EMC (or its successor) to continue to allow the executive to attend to matters or engage in activities not directly related to the business of EMC (or its successor) which, prior to the change in control, the executive was permitted to attend to or engage in;

•	a purported termination of the executive’s employment which is not effected pursuant to certain notice and procedural requirements; and

•	a breach by EMC of its obligations to require a successor to assume and perform EMC’s obligations under the agreement.

The agreements provide that any good faith claim by an executive that good reason exists shall be presumed to be correct unless EMC (or a successor) establishes by clear and convincing evidence that good reason does not exist. To claim good reason, the executive must give notice of the good reason event within 90 days after its occurrence and must provide EMC (or a successor) with a 30-day period in which to cure the good reason event.

Each change in control agreement will continue in effect until January 1, 2017, and will be automatically extended for one-year terms thereafter unless notice is given of EMC’s or the executive’s intention not to extend the term of the agreement on or before the preceding April 1st; provided, however, that the agreements continue in effect for twenty-four months following a change in control that occurs during the term of the agreements. This feature allows EMC to periodically reassess the appropriateness of the change in control agreements.

Notwithstanding the terms of the change in control agreements described above to the contrary, with limited exceptions, the vesting of all outstanding equity awards will accelerate in connection with the Merger. For more information on the treatment of outstanding equity awards upon consummation of the Merger, please see “Treatment of Equity Awards upon Consummation of the Merger” on page 47 of this Proxy Statement.

Death and Disability

Under the 2003 Stock Plan, unvested stock options and stock awards will immediately vest upon an employee’s death or termination for disability, and all options held by the employee prior to his or her death or termination for disability will remain exercisable for three years. In addition, upon the death of an EMC employee, including any of the Named Executive Officers, the employee’s survivors will continue to receive the employee’s base salary for six months and EMC will make a $10,000 contribution to a tax-qualified education fund for each of the deceased employee’s minor children. We believe these benefits are appropriate and reflect common market practice.

Retirement

EMC does not provide any retirement benefits to the Named Executive Officers, other than benefits provided under EMC’s 401(k) Savings Plan and certain continued vesting and exercisability provisions applicable to equity awards held by employees who meet the definition of retirement under the 2003 Stock Plan.

Currently, if a Named Executive Officer meets the definition of retirement under the 2003 Stock Plan, then unvested time-based and performance-based stock options held at the time of retirement will continue to vest and remain

Compensation of Executive Officers (continued)

exercisable for the remainder of the applicable option term; provided the applicable performance targets have been achieved and the executive has completed at least 30 months of service after the grant date of the option.

For grants made under the 2003 Stock Plan prior to December 9, 2009, employees will meet the definition of retirement if they voluntarily terminate employment after 20 years of service or after they have attained age 55 with five years of service and provided they give six months’ advance notice. For grants made under the 2003 Stock Plan on or after December 9, 2009, employees will meet the definition of retirement if they voluntarily terminate employment after they have attained age 60 with ten years of service and provided they give six months’ advance notice.

For purposes of certain grants made under the 2003 Stock Plan, Messrs. Tucci, Goulden and Elias have met the definition of retirement. Messrs. Rowe and Burton do not currently meet the definition of retirement for purposes of the 2003 Stock Plan.

The table below reflects the compensation and benefits due to each of the Named Executive Officers in connection with a termination of employment and/or change in control, as described below. The amounts shown assume that each termination of employment (and change in control, if applicable) was effective as of December 31, 2015, and are calculated based on the fair market value of $25.68 per share (the closing price of our common stock on that date). The amounts shown in the table are estimates of the amounts which would be paid upon the circumstances described below; the actual amounts to be paid can only be determined at the time of the applicable event.

Name	Type of Payment	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)	Death ($)	Disability ($)	Retirement ($)
Joseph M. Tucci	Cash Severance	0	0	8,735,600	500,000	0	0
	Benefits[1]	0	0	40,440	0	0	0
	Equity Incentives[2]	22,060	22,060	18,269,644[3,4]	18,269,644	18,269,644	22,060
	Total	22,060	22,060	27,045,684	18,769,644	18,269,644	22,060
Zane C. Rowe	Cash Severance	0	0	5,235,000	375,000	0	0
	Benefits[1]	0	0	55,047	0	0	0
	Equity Incentives[2]	0	0	8,247,260[3,4]	8,247,260	8,247,260	0
	Tax-Qualified Educational Fund	0	0	0	20,000	0	0
	Total	0	0	13,537,307	8,642,260	8,247,260	0
David I. Goulden	Cash Severance	0	0	7,130,000	425,000	0	0
	Benefits[1]	0	0	55,047	0	0	0
	Equity Incentives[2]	0	0	18,908,880[3,4]	18,908,880	18,908,880	0
	Total	0	0	26,093,927	19,333,880	18,908,880	0
Jeremy Burton	Cash Severance	0	0	5,584,000	400,000	0	0
	Benefits[1]	0	0	53,886	0	0	0
	Equity Incentives[2]	0	0	15,777,177[3,4,5]	15,777,177	15,777,177	0
	Tax-Qualified Educational Fund	0	0	0	40,000	0	0
	Total	0	0	21,415,063	16,217,177	15,777,177	0
Howard D. Elias	Cash Severance	0	0	5,584,000	400,000	0	0
	Benefits[1]	0	0	40,122	0	0	0
	Equity Incentives[2]	0	0	14,487,154[3,4]	14,487,154	14,487,154	0
	Total	0	0	20,111,276	14,887,154	14,487,154	0

[1]	The amounts reflect the value of health and welfare benefits continuation for each of the Named Executive Officers.

[2]
The amounts reflect the value of any and all accelerated stock options and stock awards, as well as the value of any and all stock options and stock awards subject to continued vesting. In addition, the amounts reflect the value of dividend equivalents accrued on such equity awards. For purposes of valuing performance-based equity awards where satisfaction of the applicable

Compensation of Executive Officers (continued)

performance goals has not been determined as of December 31, 2015, it is assumed that the applicable performance goals are achieved at 100% of target. In addition to values reflected for each of our Named Executive Officers in the table above, our Named Executive Officers would also have been entitled to exercise previously vested in‑the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2015, these previously vested in-the-money stock options had a value as follows:

Name	Value ($)
Joseph M. Tucci	6,516,067
Zane C. Rowe	0
David I. Goulden	2,365,461
Jeremy Burton	170,404
Howard D. Elias	2,365,461

[3]
In the event a qualifying termination occurs in connection with a “potential change in control,” the amount shown would be reduced by the value of any qualified performance-based equity awards (other than stock options) that would be forfeited. As of December 31, 2015, these awards had a value as follows:

Name	Value ($)
Joseph M. Tucci	10,975,503
Zane C. Rowe	2,828,241
David I. Goulden	11,908,152
Jeremy Burton	9,427,682
Howard D. Elias	8,086,282

[4]
In the event of a change in control, the 2014 LTIP stock units would fully vest (at target) even in the absence of a qualifying termination. As of December 31, 2015, these awards had a value as follows:

Name	Value ($)
Joseph M. Tucci	5,161,834
Zane C. Rowe	0
David I. Goulden	5,161,834
Jeremy Burton	3,226,153
Howard D. Elias	3,226,153

[5]
In the event a qualifying termination occurs for “good reason” following a change in control (or during a “potential change in control” period) due to an adverse change in position, the amount shown would be reduced by the value of the 2012 LTIP stock units that would be forfeited. As of December 31, 2015, the 2012 LTIP stock units had a value of $1,950,750.

For estimated amounts which would be paid upon the consummation of the Merger, please see the Registration Statement on Form S-4 (File No. 333-208524) that Denali Holding Inc. has filed with the SEC that includes a proxy statement of EMC.

DIRECTOR COMPENSATION

The Compensation Committee evaluates the compensation for non-employee directors at least annually and recommends changes to the Board when appropriate. In 2015, non-employee directors received cash fees and equity awards as compensation for their service.
As with our executive compensation program, the 2015 director compensation program emphasized equity incentives. This reflects our belief that equity awards serve to align the interests of our directors with those of our shareholders. Accordingly, the majority of our non-employee directors’ 2015 compensation was comprised of equity awards.

Cash Compensation

In 2015, non-employee directors received a $50,000 annual Board retainer, $3,000 for each in-person Board meeting and $1,500 for each telephonic Board meeting; and $1,000 for each in-person committee meeting and $750 for each telephonic committee meeting. Additional annual retainers of $55,000, $20,000 and $10,000 are paid to the Lead Director, the chair of the Audit Committee and each other committee chair, respectively.
A non-employee director who joins the Board or becomes Lead Director or the chair of a committee during the year will receive a prorated portion of the annual Board, Lead Director or committee chair retainer, as applicable.
The Board has also formed a standing special committee to oversee and monitor EMC’s equity interests in the federation companies and consider other matters as delegated by the Board. The non-employee directors serving on the standing special committee receive the same fees for each in-person and telephonic meeting as for the other committee meetings. The chair of the standing special committee receives an additional annual retainer of $10,000.
The table below summarizes the cash fees paid by EMC to each non-employee director for service on EMC’s Board and committees for the fiscal year ended December 31, 2015 (excluding any cash fees received for service as a member of the board of directors of any other federation company).

Name	Board and Committee Retainers ($)	Board Meeting Fees ($)	Audit Committee Fees ($)	Corporate Governance and Nominating Committee Fees ($)	Finance Committee Fees ($)	Leadership and Compensation Committee Fees ($)	Mergers and Acquisitions Committee Fees ($)	Standing Special Committee Fees ($)	Total Fees Paid ($)
José E. Almeida[1]	66,667	31,500	—	—	1,750	3,500	—	—	103,417
Michael W. Brown	60,000	40,500	7,750	—	14,750	—	—	—	123,000
Donald J. Carty	66,667	39,000	6,250	12,500	—	—	—	3,000	127,417
Randolph L. Cowen	60,000	40,500	—	—	—	8,000	7,250	3,000	118,750
Gail Deegan[2]	—	7,500	2,500	—	—	2,500	—	—	12,500
James S. DiStasio	73,333	34,500	8,750	15,000	—	—	—	—	131,583
John R. Egan	60,000	39,000	—	—	14,750	—	8,000	—	121,750
William D. Green	114,167	40,500	—	—	—	6,500	8,000	3,000	172,167
Edmund F. Kelly	60,000	30,000	—	—	12,000	—	—	2,250	104,250
Jami Miscik	61,667	40,500	—	15,750	—	—	—	—	117,917
Paul Sagan	50,000	37,500	—	—	—	8,000	—	—	95,500
Laura J. Sen	33,333	13,500	—	—	—	—	—	—	46,833
David N. Strohm[1]	50,000	28,500	—	10,000	—	—	6,000	—	94,500

[1]	Messrs. Almeida and Strohm served on the Board of Directors through October 2015.

[2]	Ms. Deegan served on the Board of Directors through April 2015.

Director Compensation (continued)

Equity Compensation

Historically, we grant equity awards under the 2003 Stock Plan to our non-employee directors on an annual basis in connection with each annual meeting of shareholders. In 2015, we granted non-employee directors restricted stock units with an economic value of approximately $240,000 on the date of grant. The awards will vest on the first anniversary of the date of grant, subject to such director’s continued service on the Board.

A non-employee director who joins the Board after an annual meeting will receive a prorated portion of the annual director award following his or her appointment to the Board. In addition, in limited circumstances and where deemed appropriate by the Board, non-employee directors may be granted additional equity awards under the 2003 Stock Plan.

Non-employee directors are subject to EMC’s stock ownership guidelines and are expected to own shares of our stock with a value equal to five times their annual Board retainer within five years after becoming subject to the guidelines. As of March 1, 2016, all of our non-employee directors are in compliance with these guidelines.

EMC pays or reimburses non-employee directors for travel expenses incurred in connection with attending Board, committee and shareholder meetings.

Total Compensation

The table below summarizes the total compensation paid by EMC and its subsidiaries to each non-employee director for the fiscal year ended December 31, 2015.

Name	Fees Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2] ($)	All Other Compensation ($)	Total ($)
José E. Almeida[5]	103,417	329,213	—	—	432,630
Michael W. Brown[3]	123,000	239,499	—	—	362,499
Donald J. Carty[3]	127,417	329,213	—	—	456,630
Randolph L. Cowen[4]	158,750	239,499	—	—	398,249
Gail Deegan[6]	12,500	—	—	—	12,500
James S. DiStasio	131,583	239,499	—	—	371,082
John R. Egan[3]	121,750	239,499	—	—	361,249
William D. Green[4]	187,071	239,499	—	—	575,993
Edmund F. Kelly	104,250	239,499	—	—	343,749
Jami Miscik[4]	157,917	239,499	—	—	397,416
Paul Sagan[3]	95,500	239,499	—	—	334,999
Laura J. Sen	46,833	155,445	—	—	202,278
David N. Strohm[3,5]	94,500	239,499	—	—	333,999

[1]
The amounts represent the grant date fair value for equity awards in 2015, computed in accordance with FASB ASC Topic 718. The non-employee directors had the following outstanding stock awards at fiscal year end: Mr. Brown: 8,900; Mr. Carty: 8,900; Mr. Cowen: 8,900; Mr. DiStasio: 8,900; Mr. Egan: 8,900; Mr. Green: 8,900; Mr. Kelly: 8,900; Ms. Miscik: 8,900; Mr. Sagan: 8,900; and Ms. Sen: 5,933.

[2]
The non-employee directors also had the following outstanding options to purchase shares of EMC common stock at fiscal year end: Mr. Brown: 50,000; Mr. Cowen: 20,000; Ms. Deegan: 40,000; Mr. DiStasio: 10,000; Mr. Kelly: 30,000; and Mr. Sagan: 30,000.

[3]
Messrs. Brown, Carty, Egan and Sagan also serve on the Board of Directors of VMware and received $90,000, $3,384, $75,000 and $150,973, respectively, for annual Board and committee retainers. Messrs. Brown, Egan and Sagan received 2,965 restricted stock units each with a grant date fair value of $86.54 and Mr. Carty received 1,918 restricted stock units with a grant date fair value of $56.86 (see footnote 1 above). This compensation is the same as that paid to the other non‑employee directors of VMware. Mr. Strohm served on the Board of Directors of VMware through October 2015. He received $56,397 for annual Board and committee retainers, and 2,965 restricted stock units with a grant date fair value of $86.54. In October

Director Compensation (continued)

2015, Mr. Strohm’s restricted stock units ceased vesting; 741 shares were vested and the remaining 2,224 restricted stock units were cancelled. For more information about VMware’s director compensation program, please see VMware’s Proxy Statement for its 2016 Annual Meeting of Stockholders.

[4]
Messrs. Cowen and Green and Ms. Miscik also serve on the Board of Directors of Pivotal Software, Inc., a wholly-owned subsidiary of EMC (“Pivotal”). Mr. Cowen and Ms. Miscik each received a $40,000 annual Board retainer. Mr. Green received a prorated portion of the annual Board retainer of $14,904 and options to purchase 100,000 shares of common stock of Pivotal with a grant date fair value of $149,423.

[5]	Messrs. Almeida and Strohm served on the Board of Directors through October 2015.

[6]	Ms. Deegan served on the Board of Directors through April 2015.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Audit Committee has adopted a written policy and procedures for the review, approval and ratification of transactions involving EMC and “related persons” (directors and executive officers or their immediate family members, or shareholders beneficially owning more than 5% of our common stock). The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which EMC or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee, or if time is of the essence, the Chair of the Audit Committee. If a director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of EMC and our shareholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related person in connection with the transaction.

In the case of a transaction presented to the Audit Committee for ratification, the Audit Committee may ratify the transaction or determine whether rescission of the transaction or other action is appropriate.

CERTAIN TRANSACTIONS

As a global employer of approximately 72,000 employees, EMC employs persons who are immediate family members of certain of our executive officers. A brother of Erin McSweeney, Executive Vice President, Human Resources of EMC, is a Senior Manager, Facilities of EMC. He earned approximately $165,000 during 2015 and was granted 922 restricted stock units. A brother of William F. Scannell, President, Global Sales and Customer Operations of EMC, is a Vice President, Mid-Market Division of EMC. He earned approximately $1,289,000 during 2015 and was granted 24,364 restricted stock units. A brother-in-law of Mr. Scannell is a Vice President, Global Financial Services Americas of EMC. He earned approximately $387,000 during 2015 and was granted 8,415 restricted stock units. Another brother-in-law of Mr. Scannell is a Senior Consultant Pricing Manager of EMC. He earned approximately $194,000 during 2015 and was granted 375 restricted stock units. A half-brother of Amit Yoran, President, RSA, the Security Division of EMC, is Counsel at EMC. He earned approximately $190,000 during 2015 and was granted 263 restricted stock units.

The compensation paid to each immediate family member is in accordance with such family member’s established compensation plan for the year, which plan includes performance-based compensation aligned to the attainment of defined goals, such as quota objectives for individuals involved in sales. Each employee’s compensation plan is reviewed annually by his or her manager, and the earnings opportunity and performance objectives for each employee are consistent with the compensation plans of other EMC employees functioning in comparable roles. None of the executive officers who has an immediate family member employed by EMC has the authority to set such employee’s compensation plan. EMC believes that the annual compensation paid to each of these employees is appropriate and comparable with the compensation paid for similar positions by other leading employers.

In accordance with its written policy and procedures relating to related person transactions, the Audit Committee has approved each of the above transactions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in overseeing the integrity of EMC’s financial statements, the qualifications and independence of EMC’s independent auditors, the performance of EMC’s internal and independent auditors, and EMC’s compliance program. In 2015, the Audit Committee had three members, each of whom meets the independence and financial literacy requirements of the NYSE as well as the heightened independence criteria of the SEC and NYSE for members of audit committees.

The Audit Committee operates under a written charter adopted by the Board of Directors which sets forth the scope of its responsibilities. The charter is reviewed annually and can be found at http://www.emc.com/collateral/corporation/charter-audit-committee.pdf. Additionally, for more information regarding the duties and activities of the Audit Committee, please see “Proposal 2 - Ratification of Selection of Independent Auditors” and “Board Committees - Responsibilities - Audit Committee” on pages 19 and 31, respectively, of this Proxy Statement.

The Audit Committee has met, reviewed and discussed EMC’s financial statements for the three years ended December 31, 2015 and each quarter in this period with EMC’s management and EMC’s independent auditors. The meetings facilitate discussion among the members of the Audit Committee, management, and PwC. The meetings included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

During 2015, senior members of EMC’s financial and legal management and our internal auditors participated in each of the Audit Committee’s regularly scheduled meetings. The Audit Committee also met on a regular basis without members of management or the independent auditors and had separate executive sessions with EMC’s General Counsel (who is also our chief compliance officer) and Chief Financial Officer, PwC, and EMC’s internal auditors. Outside of regularly scheduled meetings, members of the Audit Committee are also active in communicating with management, PwC, and EMC’s internal auditors.

The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also discussed with EMC’s General Counsel the overall adequacy and effectiveness of EMC’s legal and ethical compliance programs, including EMC’s Business Conduct Guidelines.

The Audit Committee has discussed with EMC’s independent auditors the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC their independence. The Audit Committee has also considered whether PwC’s provision of non-audit services to EMC is compatible with PwC’s independence.

In 2015, the Audit Committee reviewed and discussed the requirements of, and EMC’s compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB’s Auditing Standard No. 5 regarding the audit of internal control over financial accounting.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews EMC’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of EMC’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of the independent auditors who are engaged to audit and report on the consolidated financial statements of EMC and the effectiveness of EMC’s internal control over financial reporting.

Audit Committee Report (continued)

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in EMC’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

AUDIT COMMITTEE

James S. DiStasio, Chair
Michael W. Brown
Donald J. Carty

RULE 14a-8 SHAREHOLDER PROPOSALS FOR EMC’S 2017 PROXY STATEMENT

To be eligible for inclusion in EMC’s Proxy Statement for the 2017 Annual Meeting of Shareholders, shareholder proposals submitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received at EMC’s principal executive offices no later than December 2, 2016. Shareholder proposals should be addressed to: EMC Corporation, 176 South Street, Hopkinton, MA 01748, Attn:  Paul T. Dacier, Executive Vice President, General Counsel and Assistant Secretary, facsimile number: (508) 497-8079.

BUSINESS AND NOMINATIONS FOR EMC’S 2017 ANNUAL MEETING

Under our Bylaws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a shareholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

As a result, director nominations and other business submitted pursuant to these provisions of our Bylaws for the 2017 Annual Meeting of Shareholders must be received no later than February 6, 2017 and no earlier than January 7, 2017. The Chairman of the meeting may refuse to acknowledge or introduce any director nomination or shareholder proposal if notice thereof is not received within the applicable deadlines or does not comply with our Bylaws.

A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary or Assistant Secretary of EMC at 176 South Street, Hopkinton, MA 01748.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires EMC’s executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish EMC with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, EMC believes that during the fiscal year ended December 31, 2015, all filing requirements were complied with in a timely fashion.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address are beneficial owners of shares, your bank or brokerage firm may have sent you a notice that your household will receive only one annual report and proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, for each company in which you hold stock through that bank or brokerage firm. This practice of sending only one copy of proxy materials to each address is known as “householding.” If you received a householding communication, your bank or brokerage firm will send one copy of EMC’s 2016 Proxy Statement and Annual Report on Form 10-K for 2015, or Notice of Internet Availability of Proxy Materials, as applicable, to your address unless contrary instructions were given by any shareholder at that address. At the present time, EMC does not “household” for our shareholders of record.

If you and others in your household who are beneficial owners of shares received more than one copy of the EMC proxy materials this year and you wish to receive a single copy of the proxy materials mailed to you in the future, please mark the designated box on your voting instruction form, follow the instructions provided when you vote over the Internet, or contact your bank or brokerage firm to request that only a single copy of the proxy materials be mailed to the shareholders at your address. If you and others sharing a single address hold your shares through multiple banks or brokerage firms, you will continue to receive at least one set of proxy materials from each bank or brokerage firm.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. The revocation of your consent to householding will be effective 30 days following its receipt. Alternatively, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you go to www.emc.com/corporate/investor-relations/index.htm and request a copy or if you address your written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or contact EMC Investor Relations at (866) 362-6973.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are making these proxy materials available to you on or about April 1, 2016 on the Internet or by delivering printed versions of these materials to you by mail, in connection with the 2016 Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation. The matters to be voted on at the Annual Meeting are set forth in the Notice of the Annual Meeting of Shareholders.

You are invited to attend the Annual Meeting on Thursday, May 12, 2016, beginning at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts. A map with directions to the meeting is on the last page of this Proxy Statement.

What is included in these proxy materials?

The following documents are included in these proxy materials and are available on our website at www.emc.com/corporate/investor-relations/index.htm:

•	Our Notice of Annual Meeting;

•	Our Proxy Statement; and

•	Our Annual Report on Form 10-K for 2015.

If you received printed versions of these materials by mail, these materials also include a proxy card or voting instruction form.

How can I access the proxy materials and vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

For shareholders who received a Notice of Internet Availability of Proxy Materials by mail: You may access the proxy materials and voting instructions over the Internet via the web address provided in the Notice. In order to access this material and vote, you will need the control number provided on the Notice you received in the mail. You may vote by following the instructions on the Notice or on the website.

For shareholders who received the proxy materials by e-mail: You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

Questions and Answers (continued)

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

If you are a shareholder of record and do not vote in person at the Annual Meeting, you may vote by Internet or by telephone until 11:59 p.m., E.D.T., on May 11, 2016.

If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

If you hold shares of EMC through your participation in the EMC Corporation 401(k) Savings Plan, the EMC Corporation Deferred Compensation Retirement Plan or the VMware Inc. 401(k) Savings Plan, your voting instructions must be received by the plan trustee by 11:59 p.m., E.D.T., on May 9, 2016, for the trustee to vote your shares as instructed. You may not vote these shares in person at the Annual Meeting.

How do I elect to receive future proxy materials electronically?

If you received a paper copy of the proxy materials or the Notice of Internet Availability of Proxy Materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card, voting instruction form, or www.proxyvote.com. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e‑mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

If you owned EMC common stock at the close of business on March 14, 2016 (the “Record Date”), then you may vote at the Annual Meeting. At the close of business on the Record Date, we had 1,952,879,108 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote for each director nominee and each other matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC (formerly BNY Mellon Shareowner Services LLC), you are considered the shareholder of record of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The bank or brokerage firm holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account. Under NYSE rules, your broker will not be able to vote your shares on proposals 1 or 3 unless they receive specific instructions from you. Therefore, you MUST give your broker instructions in order for your vote to be counted on proposals 1 or 3. We strongly encourage you to vote.

Questions and Answers (continued)

How can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you will receive a ballot when you arrive at the Annual Meeting. If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank or brokerage firm that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy and a signed ballot. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

Can I revoke my proxy or change my vote after I have voted?

Yes. You have the right to revoke your proxy at any time before it is voted at the Annual Meeting, subject to the proxy voting deadlines described above. You may vote again on a later date by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or file a written instrument with the Secretary or Assistant Secretary of EMC requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholder of Record. Except as discussed below with respect to shares held in certain EMC plans, if you are a shareholder of record and you:

•	Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	If you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. For proposal 2 (the ratification of auditors), the bank or brokerage firm that holds your shares may vote your shares in its discretion. This is known as “broker discretionary voting.” For all other proposals, the bank or brokerage firm may not vote your shares at all. This is called a “broker non-vote.”

Shares Held in the EMC Corporation 401(k) Savings Plan, the EMC Corporation Deferred Compensation Retirement Plan or the VMware Inc. 401(k) Savings Plan. If you hold shares of EMC through your participation in the EMC Corporation 401(k) Savings Plan and you do not give instructions about how your shares are to be voted, the plan trustee will vote your shares in the same manner, proportionally, as it votes the other shares of EMC for which proper and timely instructions of other plan participants have been received by the plan trustee; with respect to any other business which may be properly brought before the meeting that was not specified in the Proxy Statement, the plan trustee or its proxy may vote on such matters as it deems advisable in its discretion. If you hold shares of EMC through your participation in the EMC Corporation Deferred Compensation Retirement Plan or the VMware Inc. 401(k) Savings Plan and do you not give instructions about how your shares are to be voted, the plan trustee may not vote your shares at all.

Questions and Answers (continued)

What is the “quorum” requirement for the Annual Meeting?

In order to conduct any business at the Annual Meeting, a majority of EMC’s outstanding shares on the Record Date entitled to vote at the meeting must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, abstained, or broker non-votes, if you:

•	Are present and vote in person at the meeting; or

•	Have voted by Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. For purposes of the voting requirements under our Bylaws, abstentions and broker non-votes will not be considered votes properly cast at the Annual Meeting, and because the approval of all the proposals is based on the votes properly cast at the Annual Meeting, abstentions and broker non-votes will not be included in the calculation of the shareholder vote on these proposals. Therefore, in order for your voice to be heard, it is important that you vote. We strongly encourage you to vote - every vote is important.

Assuming there is a proper quorum of shares represented at the Annual Meeting, how many shares are required to approve the proposals being voted upon at the Annual Meeting?

The voting requirements for approval of the proposals at the Annual Meeting are as follow:

Proposal	Vote required	Broker discretionary voting allowed?
Election of directors	Majority of votes cast	No
Ratification of selection of independent auditors	Majority of votes cast	Yes
Advisory approval of our executive compensation	Majority of votes cast	No

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, EMC has no knowledge of any business other than that described in the Notice of the Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. The deadline under EMC’s Bylaws for shareholders to notify EMC of any proposals or director nominations to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting as directed by the Board of Directors, the proxy holders shall have discretionary authority to vote all such proxies as they shall decide.

I want to attend the Annual Meeting. What procedures must I follow?

•
Registration to attend the meeting is being conducted only online. If you plan to attend the meeting, you must register at www.emc.com/annualmeeting2016 and complete the registration form. The deadline for registration is May 5, 2016.

•	All shareholders who attend the meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport, and will be subject to security screenings.

Questions and Answers (continued)

•
Shareholders who come to the Annual Meeting, but have not registered electronically, will also be required to present verification of ownership of shares of our common stock, such as a bank or brokerage firm account statement, to attend the meeting.

EMC reserves the right to inspect all persons and their property and to refuse admittance to any person. Check‑in will begin at 9:00 a.m., E.D.T.

Who counts the votes cast at the Annual Meeting?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at the Annual Meeting and act as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting and posted on our website.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board will be borne by EMC. In addition to the solicitation of proxies by Internet or by mail, EMC may use the services of certain of its officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other shareholders. Also, EMC has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid in the distribution and solicitation of proxies. Morrow will receive a fee of $13,000 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by EMC.

Where are EMC’s principal executive offices located, and what is EMC’s main telephone number?

EMC’s principal executive offices are located at 176 South Street, Hopkinton, MA 01748. EMC’s main telephone number is (508) 435-1000.

EXHIBIT A - RECONCILIATIONS

Earnings per share (“EPS”) for the twelve month period ended December 31, 2015 was calculated on a non-GAAP basis. The impact of stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, a fair value adjustment on assets held for sale, VMware litigation and other contingencies, a VMware GSA settlement charge, special tax items and merger-related costs were excluded for purposes of calculating non-GAAP EPS.

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share (Per Weighted Average Share, Diluted)
Twelve Months Ended
December 31, 2015
EPS	$1.012
Stock-based compensation expense	.391
Intangible asset amortization	.134
Restructuring charges	.171
Acquisition and other related charges	.053
Fair vale adjustment on assets held for sale	.006
VMware litigation and other contingencies	.003
VMware GSA settlement	.021
Special tax items	.020
Merger-related costs	.007
Non-GAAP EPS	$1.819

EPS for the six month period ended June 30, 2015 was calculated on a non-GAAP basis.  The impact of stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, the R&D tax credit for 2015, a fair value adjustment on assets held for sale, a VMware GSA settlement charge and VMware litigation and other contingencies were excluded for purposes of calculating non-GAAP EPS.

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share (Per Weighted Average Share, Diluted)
Six Months Ended
June 30, 2015
EPS	$.375
Stock-based compensation expense	.178
Intangible asset amortization	.066
Restructuring charges	.057
Acquisition and other related charges	.029
R&D tax credit	.009
Fair value adjustment on assets held for sale	.006
VMware GSA settlement	.021
VMware litigation and other contingencies	.003
Non-GAAP EPS	$.745

A-1

Exhibit A - Reconciliations (continued)

Free cash flow for the twelve month period ended December 31, 2015 was calculated on a non-GAAP basis. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs.

Reconciliation of Cash Flow From Operations to Free Cash Flow (in millions)
Twelve Months Ended
December 31, 2015
Cash flow from operations	$5,386
Capital expenditures	(902)
Capitalized software development costs	(567)
Free cash flow	$3,917

EMC Information Infrastructure operating income for the six month period ended June 30, 2015 excludes corporate reconciling items, VMware operating income and Pivotal operating expense.

Reconciliation of EMC Consolidated Operating Income to EMC Information Infrastructure Operating Income (in millions)
Six Months Ended
June 30, 2015
EMC Consolidated operating income	$1,059
Less: corporate reconciling items	1,036
Less: VMware operating income	(933)
Less: Pivotal operating expense	106
EMC Information Infrastructure operating income	$1,268

Note: Schedules above may not add due to rounding

For information on EMC’s use of non-GAAP financial measures, please see pages 46 to 49 of EMC’s Annual Report on Form 10-K filed with the SEC on February 25, 2016.

A-2

EMC²

EMC CORPORATION
176 SOUTH STREET
HOPKINTON, MA 01748-0368

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., E.D.T., the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by EMC Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., E.D.T., the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Shareholder Meeting Registration:
To vote and/or attend the meeting, go to "shareholder meeting registration" link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E02456-P75610

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMC CORPORATION

The Board of Directors of EMC Corporation unanimously recommends a vote "FOR" all the nominees listed below and "FOR" items 2 and 3.

1. Election of the nine nominees listed below to the Board of Directors.	For	Against	Abstain
1a. Donald J. Carty	☐	☐	☐
1b. Randolph L. Cowen	☐	☐	☐
1c. James S. DiStasio	☐	☐	☐
1d. John R. Egan	☐	☐	☐
1e. William D. Green	☐	☐	☐
1f. Jami Miscik	☐	☐	☐
1g. Paul Sagan	☐	☐	☐
1h. Laura J. Sen	☐	☐	☐
1i. Joseph M. Tucci	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT NOTICE TO SHAREHOLDERS

VOTING PREVENTS ESCHEATMENT

Therefore, it is very important that you vote. If you have moved, please provide your new address to EMC's transfer agent: Computershare, P.O. Box 30170, College Station, TX 77842-3170; telephone (877) 243-3780; and Internet address at www.computershare.com/investor. Please inform Computershare if you have multiple accounts or hold stock under more than one name.

E02457-P75610

EMC²®

EMC CORPORATION
Annual Meeting of Shareholders
May 12, 2016, 10:00 a.m., E.D.T.
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Denis G. Cashman and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, to be held on May 12, 2016, at 10:00 a.m., E.D.T., at EMC's facility at 176 South Street, Hopkinton, Massachusetts, and at any adjournments or postponements thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the matters listed on the reverse side as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, EACH AS DESCRIBED IN EMC'S PROXY STATEMENT. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side